Exhibit 99.(a)(1)

Georgia-Pacific Corporation

Offer to Exchange

Certain Outstanding
Stock Options for Shares of Restricted Stock
and
Stock Appreciation Rights for Replacement Stock Appreciation Rights

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA

TIME, ON JUNE 4, 2003, UNLESS THE OFFER IS EXTENDED.

        Georgia-Pacific Corporation (“Georgia-Pacific,” “we,” or “us”) is offering all eligible employees the opportunity to exchange certain outstanding stock options for restricted shares of our common stock, which we refer to as “restricted stock.” The restricted stock will be issued under the Georgia-Pacific Corporation Long-Term Incentive Plan, which we refer to as the “LTIP.” In addition, we are offering eligible employees the opportunity to exchange certain outstanding stock appreciation rights, or “SARs,” for replacement SARs to be awarded under the Georgia-Pacific Corporation Long-Term Appreciation Plan, which we refer to as the “LTAP.”

         You are eligible to participate in the offer if you (1) are an active employee of Georgia-Pacific or one of its “eligible subsidiaries” (described in Section 1 of this offer to exchange) and (2) hold “eligible options” or “eligible SARs,” as described below. In addition to those active employees located in the United States, active employees located in Belgium, Canada, Denmark, Finland, France, Greece, Hong Kong, Ireland, Italy, Japan, Luxembourg, Mexico, Netherlands, Spain, Sweden, Switzerland or the United Kingdom also are eligible to participate, subject to applicable law. Our Board of Directors, Chief Executive Officer, and ten other members of our executive management team are not eligible to participate in the offer.

         All eligible options were granted under the LTIP, the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (the “SVIP”), the Fort James Corporation 1996 Stock Incentive Plan (the “Fort James Plan”), or the James River Corporation of Virginia 1987 Stock Option Plan (the “James River Plan” and, together with the LTIP, the LTAP, the SVIP, and the Fort James Plan, our “equity incentive plans”), or through a subplan for foreign jurisdictions under one of our equity incentive plans. All eligible SARs were awarded under the LTAP. If you elect to exchange any of your eligible options and SARs, you must exchange all of them.

         If you are an eligible employee, you may participate in the offer if you elect to exchange your eligible options and SARs prior to 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003 (such time and date, or such later time and date to which we extend the offer as described herein, the “expiration date”), by following the procedures listed in Section 3 of this offer to exchange. We refer to this offer to exchange and the accompanying Election Form, together with any amendments or supplements, as the “offer.”

         The offer is not conditioned upon a minimum number of options or SARs being tendered for exchange. The offer is, however, subject to other conditions, which we describe in Section 6 of this offer to exchange. Upon the terms and subject to the conditions of the offer, if we elect to accept any tendered options or SARs, we will accept for exchange and cancel all validly tendered eligible options and SARs. The effective grant date for the shares of restricted stock and replacement SARs will be the first business day following the expiration date (the “exchange date”) unless, in accordance with the conditions set forth in Section 6, we reject all tendered options and SARs.

         Through the offer, eligible employees may exchange the options described in the tables below (collectively, “eligible options”) for shares of restricted stock that will be issued under the LTIP. The shares of restricted stock will be subject to forfeiture and other restrictions until they vest. The restricted stock will be subject to the terms of a restricted share grant agreement between each tendering option holder and Georgia-Pacific, a form of which is attached hereto as Appendix B (for employees located in the U.S. (“U.S. Employees”)) or Appendix D (for employees located outside of the U.S. (“Non-U.S. Employees”)). The number of shares of restricted stock you receive will be determined by (1) dividing the number of options you tender in each class of eligible options by the exchange ratio for that class (as set forth below), and (2) then adding the results for all of those classes (rounded up to the nearest whole share). An example of this calculation is provided in Question 8 of the “Summary Term Sheet.” The classes of eligible options and their applicable exchange ratios are provided in the following tables:

Eligible Options and Exchange Ratios

SVIP and LTIP

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock
A	2001 through 2002	2.0
B	1997 through 2000	3.0
C	1996	4.0
D	1995	5.0

Fort James Plan

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock
E	August 1999 through 2000	2.0
F	1996 through January 1999 (other than the Class G Options)	3.0
G	August 1997	4.0

James River Plan

		Exchange Ratio:
		Options to be Exchanged for
Class	Exercise Price(s)	One Share of Restricted Stock
H	$16.23 through $22.03	3.0
I	$23.06 through $25.24	4.0

For a more detailed table of the options eligible for exchange, see Appendix A to this offer to exchange. In addition, included with this offer to exchange is a personalized Grants Eligible for Exchange report that sets forth all of your eligible options and SARs and their applicable exchange ratios.

         In addition, eligible employees may exchange the SARs described in the table below (collectively, “eligible SARs” and, together with the eligible options, the “eligible options and SARs”) for replacement SARs that will be issued under the LTAP. The number of replacement SARs you receive will be determined by (1) dividing the number of SARs you tender in each class of eligible SARs by the exchange ratio for that class (as set forth below), and (2) then adding the results for both of those classes (rounded up to the nearest whole unit). An example of this calculation is provided in

Question 10 of the “Summary Term Sheet.” The classes of eligible SARs and their applicable exchange ratios are provided in the following table:

		Exchange Ratio:
		SARs to be Exchanged for
Class	Grant Date	One Replacement SAR

J	January 31, 2002	1.2
K	January 29, 2001	1.3

         All eligible options and SARs have grant prices in excess of $16.00 per share or unit. In the event the closing price of our common stock on the expiration date is in excess of the grant price of any otherwise eligible option or SAR, such option or SAR will not be eligible for exchange in the offer.

         As long as you remain employed with Georgia-Pacific or one of its eligible subsidiaries, your shares of restricted stock and replacement SARs will vest in three annual installments. Twenty-five percent (25%) will vest on the first anniversary of the exchange date, twenty-five percent (25%) will vest on the second anniversary and the remaining fifty percent (50%) will vest on the third anniversary. The prior vesting of your eligible options and SARs will not impact the vesting of your restricted stock and replacement SARs. The vesting period for the restricted stock and replacement SARs begins on the exchange date. If you meet the normal retirement criteria (age 65 or age 62 with at least 10 years of service) when you leave Georgia-Pacific, you will receive accelerated vesting of your restricted stock and replacement SARs. You also will receive accelerated vesting if your employment terminates as a result of your death or disability, or in the event of a change of control of Georgia-Pacific.

         Any options or SARs you hold other than your eligible options and SARs will remain outstanding whether or not you participate in the offer. If you choose not to participate in the offer, all of your existing options and SARs will remain outstanding and will be governed by their original terms.

         If your employment is terminated for any reason after you tender your options or SARs, but prior to the expiration date, your participation in the offer automatically will be cancelled, and you will not receive any shares of restricted stock or replacement SARs. In this case, your options and SARs will be treated as if they had not been tendered, and they will remain outstanding and will be governed by their original terms, including any applicable termination provisions.

         We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Accordingly, although our Board of Directors and Compensation Committee have authorized the offer, neither Georgia-Pacific, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options or SARs for exchange. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

         Shares of our common stock are listed on the New York Stock Exchange under the symbol “GP.” On April 30, 2003, the last sale price of our common stock as reported on the New York Stock Exchange was $15.44 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to exchange your eligible options and SARs.

         If you have questions about the offer or need additional copies of this offer to exchange, the accompanying Election Form, or other materials relating to the offer, please contact EquiServe Trust Company, N.A., the exchange agent for the offer, at the following address and telephone number: EquiServe Trust Company, N.A., 525 Washington Boulevard, 6th Floor, Jersey City, New Jersey 07310, Attention: Georgia-Pacific Exchange Program, 1-888-700-3837.

IMPORTANT

         If you wish to tender your eligible options and SARs for exchange, your properly completed election must be RECEIVED by EquiServe Trust Company, N.A., the exchange agent for the offer,

prior to 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003 (or such later time and date if we extend the offer). Your election must be made in one of the following ways:

                 U.S. Employees Only:

•	By Telephone. U.S. Employees may elect to tender eligible options and SARs through the Georgia-Pacific Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to elect to tender your eligible options and SARs. You may access the Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

•	By Internet. U.S. Employees may elect to tender eligible options and SARs by properly completing the Election Form through the Georgia-Pacific Exchange Program Web Site. The Web Site includes instructions on how to elect to tender your eligible options and SARs. You may access the Georgia-Pacific Exchange Program Web Site at http://www.eproxyvote.com/gp-exchange.

                 U.S. and Non-U.S. Employees:

•	By Mail. All eligible employees may elect to tender eligible options and SARs by delivering their properly completed and duly executed Election Form to the following address:

EquiServe Trust Company, N.A.

P.O. Box 8957
Edison, New Jersey 08818-9297

         If you are a U.S. Employee, WE STRONGLY ENCOURAGE you to make your election through the Telephone Election System or Exchange Program Web Site, to eliminate the need to deliver your written Election Form to EquiServe. Please refer to Section 3 of the offer to exchange for a discussion of the procedures for making a proper election regarding your eligible options and SARs.

         We are not aware of any jurisdiction where the making of the offer violates applicable law. If we become aware of any jurisdiction where the making of the offer violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders of eligible options or SARs be accepted from, the option or SAR holders residing in such jurisdiction.

         We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your eligible options and SARs pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information or representations contained in this document or the accompanying Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

         This document constitutes part of the prospectus relating to the LTIP covering securities that have been registered under the Securities Act of 1933.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer to exchange. Any representation to the contrary is a criminal offense.

The date of this offer to exchange is May 7, 2003.

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SUMMARY TERM SHEET

         The following Summary Term Sheet provides answers to some of the questions that you may have about the offer. Since the information in this summary is not complete, we urge you to read carefully the remainder of this offer to exchange and the accompanying Election Form. In addition, we urge you to read carefully the section entitled “Certain Risks of Participating in the Offer” that immediately follows this Summary Term Sheet. Where appropriate, we have included references to relevant sections of this offer to exchange where you can find a more complete description of the topics in this summary.

Q.1.   What is the offer?

         We are offering you, as an eligible employee, the opportunity to make a one-time election to cancel all of your eligible stock options and exchange them for proportionally fewer shares of restricted stock. Through the offer, you also may make a one-time election to cancel all of your eligible stock appreciation rights, or “SARs,” and exchange them for proportionally fewer replacement SARs at a lower grant price. These new grants of restricted stock and replacement SARs will be effective as of the first business day after the offer expires. Participation in the offer is completely voluntary.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date,” on page 9 for an explanation of the offer.

Q.2.   Why are we making the offer?

         We believe recent trends and uncertainties in the equity markets as well as market perceptions regarding our potential asbestos liability has had a negative impact on our stock price. As a result, for approximately the last 18 months, our stock has been trading at levels below the exercise or grant price of virtually all of your options and SARs. We expect this situation to continue for the foreseeable future. Consequently, it is becoming increasingly difficult to motivate and retain key employees like you with our existing equity incentive awards. For our equity incentive awards to provide the desired results, you must feel that these awards provide an opportunity — through your efforts — to realize value within a reasonable period of time. By making the offer, we intend to provide you with the opportunity to exchange your eligible stock options and SARs for shares of restricted stock and replacement SARs that, over time, may have a greater potential to increase in value for some of our key employees. Although we understand the decision to participate in the offer is a personal decision, we believe the offer will create an incentive for key employees like you to remain with us and contribute to the attainment of our business and financial objectives.

         Please refer to Section 2, entitled “Purpose of the Offer,” on page 12 for an explanation of the purposes of the offer. You also should refer to the section entitled “Certain Risks of Participating in the Offer” on page 1.

Q.3.   What is the difference between a stock option and a share of restricted stock?

         Your stock options provide you the right to buy a share of our common stock at a fixed price, typically the fair market value on the date the option was granted. Outright ownership of the stock occurs only if you exercise the option by purchasing the stock at the fixed grant price. Accordingly, the value realized on exercise is the difference between the fixed grant price and the market price of the stock when the option is exercised.

         Restricted stock is stock that will be owned immediately, although it will be subject to forfeiture and will not be freely transferable until predetermined vesting conditions have been met. Typically, vesting depends on continued employment for a specified time period. Unlike stock options, a holder does not pay a purchase price for restricted stock. As a result, the value realized is the fair market value of the restricted stock at the time it vests.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for a description of the LTIP and the terms of the restricted stock.

Q.4.   Who may participate in the offer?

         Employees who hold eligible options or eligible SARs and who are active employees of Georgia-Pacific or one of its eligible subsidiaries throughout the exchange process may participate in the offer. An eligible subsidiary is one in which Georgia-Pacific owns at least a 50% controlling interest. The offer is not open to our Board of Directors, our CEO and ten other members of our executive management team.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Eligibility,” on page 9 for additional information.

Q.5.   Is the offer open to employees in all countries?

         In addition to active U.S. Employees, active employees located in Belgium, Canada, Denmark, Finland, France, Greece, Hong Kong, Ireland, Italy, Japan, Luxembourg, Mexico, Netherlands, Spain, Sweden, Switzerland or the United Kingdom also are eligible to participate in the offer, subject to applicable law.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Eligibility,” on page 9, and Section 14, entitled “Non-U.S. Tax Consequences,” beginning on page 30, for additional information.

Q.6.   What stock options and SARs are eligible for exchange?

         Outstanding options granted to eligible employees under the LTIP, SVIP, Fort James Plan and James River Plan with grant prices above $16.00 may be exchanged for a lesser number of shares of restricted stock. In addition, SARs granted in January 2001 and January 2002 under the Georgia-Pacific Corporation Long-Term Appreciation Plan may be exchanged for a lesser number of replacement SARs.

         In the event the closing price of our common stock on the expiration date is in excess of the grant price of any otherwise eligible option or SAR, such option or SAR will not be eligible for exchange in the offer.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date”, on page 9 for a description of the options and SARs eligible for exchange through the offer, and Appendix A of this offer to exchange, for a more detailed statement of the options and SARs eligible for exchange through the offer.

Q.7.   How can I find out how many of my options or SARs are eligible to be exchanged?

         Included with this offer to exchange is a personalized Grants Eligible for Exchange report setting forth how many of your options and SARs are eligible to be exchanged through the offer.

Q.8.	How many shares of restricted stock will I receive in exchange for eligible options that I tender?

         The amount of restricted stock you will receive in exchange for your eligible options will be determined by the exchange ratio for the class(es) of eligible options you hold. The exchange ratio for a given class of eligible options is the ratio that determines the number of eligible options you must surrender in order to receive one share of restricted stock. Accordingly, the number of shares of restricted stock you will receive for your eligible options will be determined by (1) dividing the number of options that you tender in each class of eligible options by the exchange ratio for that class (as set forth below), and (2) then adding the number of shares of restricted stock for all such classes (rounded up to the nearest whole share). The classes of eligible options and their applicable exchange ratios are as follows:

SVIP and LTIP

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock

A	2001 through 2002	2.0
B	1997 through 2000	3.0
C	1996	4.0
D	1995	5.0

Fort James Plan

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock

E	August 1999 through 2000	2.0
F	1996 through January 1999	3.0
	(other than the Class G Options)
G	August 1997	4.0

James River Plan

		Exchange Ratio:
		Options to be Exchanged for
Class	Exercise Price(s)	One Share of Restricted Stock

H	$16.23 through $22.03	3.0
I	$23.06 through $25.24	4.0

         For example, if you tender 1,000 options granted under the Fort James Plan on August 6, 1997 (which are Class G options), and 800 options granted under the LTIP on January 31, 2002 (which are Class A options), then:

•	with respect to your Class G options:

-	the number of your Class G options (1,000) divided by,

-	the exchange ratio for Class G options of 4.0 (i.e., 4.0 options surrendered for every 1.0 share of restricted stock awarded), will

-	result in 250 shares of restricted stock being granted to you.

•	with respect to your Class A options:

-	the number of your Class A options (800) divided by,

-	the exchange ratio for Class A options of 2.0 (i.e., 2.0 options surrendered for every 1.0 share of restricted stock awarded), will

-	result in 400 shares of restricted stock being granted to you.

•	Therefore, you will receive a total of 650 shares of restricted stock (the sum of 250 and 400) in exchange for your 1,800 eligible options.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Exchange of Eligible Options for Restricted Stock,” on page 10, Section 5, entitled “Acceptance of Eligible Options and SARs for Exchange and Issuance of Restricted Stock and Replacement SARs,” on page 17, and Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for additional information.

         You will not be required to pay cash for the shares of restricted stock you receive through the offer. However, please refer to Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, and Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for a discussion of the tax consequences of your receipt of as well as the vesting of shares of restricted stock.

Q.9.   How were the exchange ratios for the eligible options determined?

         The exchange ratio for each class of options was determined using the Black-Scholes valuation model, which is a recognized and accepted method for determining the value of derivative securities like stock options and SARs. Based on the Black-Scholes value for each option grant, and the recent trading price of our common stock, we determined an exchange ratio for each class of eligible options that is intended to provide restricted shares with a value approximately equal to that of the options being replaced. In every case, you will surrender more than one eligible option to receive a single new share of restricted stock. There can be no assurance that over time the value of the replacement restricted stock will be approximately equal to the options you surrender in the exchange.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Exchange of Eligible Options for Restricted Stock,” on page 10, for additional information. You also should refer to the section entitled “Certain Risks of Participating in the Offer” on page 1.

         We urge you to obtain current market quotations for our common stock before deciding whether to exchange your eligible options for shares of restricted stock.

Q.10.	How many replacement SARs will I receive in exchange for eligible SARs that I tender?

         The number of replacement SARs you will receive in exchange for eligible SARs will be determined by the exchange ratio for the class(es) of eligible SARs you hold. The exchange ratio for a given class of eligible SARs is the ratio that determines the number of eligible SARs you must surrender in order to receive one replacement SAR. Accordingly, the number of replacement SARs you will receive for your eligible SARs will be determined by (1) dividing the number of SARs that you tender in each class of eligible SARs by the exchange ratio for that class (as set

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forth below), and (2) then adding the results for both of those classes (rounded up to the nearest whole unit). The classes of eligible SARs and their applicable exchange ratios are as follows:

		Exchange Ratio:
		SARs to be Exchanged for
Class	Grant Date	One Replacement SAR

J	January 31, 2002	1.2
K	January 29, 2001	1.3

         For example, if you tender 1,000 SARs granted in January 2002 (which are Class J SARs) and 1,000 SARs granted in January 2001 (which are Class K SARs), then:

•	with respect to your Class J SARs:

-	the number of your Class J SARs (1,000) divided by,

-	the exchange ratio for Class J SARs of 1.2 (i.e., 1.2 SARs surrendered for every 1.0 replacement SAR awarded), will

-	result in 833.33 replacement SARs being granted to you.

•	with respect to your Class K SARs:

-	the number of your Class K SARs (1,000) divided by,

-	the exchange ratio for Class K SARs of 1.3 (i.e., 1.3 SARs surrendered for every 1.0 replacement SAR awarded), will

-	result in 769.22 replacement SARs being granted to you.

•	you will receive a total of 1,603 replacement SARs (the sum of 833.33 and 769.22, rounded up to 1,603) in exchange for your 2,000 eligible SARs.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Exchange of Eligible SARs for Replacement SARs,” on page 11, Section 5, entitled “Acceptance of Eligible Options and SARs for Exchange and Issuance of Restricted Stock and Replacement SARs,” on page 17, and Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for additional information.

         Please refer to Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, and Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for a discussion of the tax consequences of your exchange of eligible SARs for replacement SARs.

Q.11.	How were the exchange ratios for the eligible SARs determined?

         The exchange ratio for each class of eligible SARs was determined using the Black-Scholes valuation model. These values were then compared to the Black-Scholes value of the replacement SARs to determine the exchange ratio for each class of eligible SARs. As with the eligible options, the SAR exchange ratio is intended to provide replacement SARs with a value approximately equal to the SARs you will surrender in the exchange. In every case, you will surrender more than one eligible SAR to receive a single replacement SAR. There can be no assurance that over time the value of the replacement SARs will be approximately equal to the SARs you surrender in the exchange.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Exchange of Eligible SARs for Replacement SARs,” on page 11, for additional information. You also should refer to the section entitled “Certain Risks of Participating in the Offer” on page 1.

         We urge you to obtain current market quotations for our common stock before deciding whether to exchange your eligible SARs for replacement SARs.

Q.12.	When do shares of restricted stock and replacement SARs vest?

         Your grant of restricted stock and replacement SARs will be effective as of the first business day after the offer expires, which we refer to as the “exchange date.” So long as you remain employed with Georgia-Pacific or one if its eligible subsidiaries, the restricted stock and replacement SARs you receive through the offer will vest in three annual installments. Twenty-five percent (25%) will vest on the first anniversary of the exchange date, twenty-five percent (25%) will vest on the second anniversary and the remaining fifty percent (50%) will vest on the third anniversary.

         The vesting period for restricted stock and replacement SARs received through the offer starts on the exchange date. The prior vesting of your eligible options and SARs will not impact the vesting schedule of your restricted stock or replacement SARs. If you meet normal retirement criteria (age 65 or age 62 with at least 10 years of service) when you leave Georgia-Pacific, you will receive accelerated vesting of your unvested restricted stock and/or replacement SARs. You also will receive accelerated vesting if your employment terminates as a result of your death or disability, or if there is a change of control of Georgia-Pacific.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, and Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for additional information.

Q.13.	What are the other restrictions on the restricted stock?

         The restrictions on the restricted stock you will receive through the offer will be contained in the restricted share grant agreement between you and us, the form of which is attached to this offer to exchange as Appendix B (for U.S. Employees) and Appendix D (for Non-U.S. Employees). The shares of restricted stock you receive may not be sold, transferred, assigned, pledged, encumbered or disposed of until the stock vests. Before the shares of restricted stock vest, they will be held in our custody, in a book-entry account with our transfer agent. Upon vesting, shares of restricted stock will not be released from our custody until you have satisfied all applicable withholding tax obligations.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, and Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for additional information.

Q.14.	Will I be entitled to exercise any rights of ownership with respect to the shares of restricted stock prior to vesting, such as dividend or voting rights?

         As of the exchange date, you will be entitled to vote and receive dividends (if any) with respect to your restricted stock. If we pay any dividends in the form of additional shares of our common stock, the stock dividend will be subject to the same vesting schedule as the restricted stock for which the dividend was paid. In addition, we will deliver to you, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed to our shareholders generally.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for additional information.

Q.15.	When does the offer expire?

         The offer will expire at 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003, unless we elect to extend the offer. We refer to 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003, or such possible later time and date to which we may extend the offer, as the “expiration date.”

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date,” on page 9, for additional information.

Q.16.	How do I participate in the offer?

         To participate in the offer, you must complete the Election Form that accompanies this offer to exchange, sign it, and send it to EquiServe Trust Company, N.A., the exchange agent for the offer. If you are a U.S. Employee, you also may elect to tender your eligible options and SARs through the Georgia-Pacific Exchange Program Telephone Election System at 1-800-435-2911 or the Georgia-Pacific Exchange Program Web Site at www.eproxyvote.com/gp-exchange. EquiServe must receive your election prior to 12:00 Midnight, Atlanta, Georgia Time, on the expiration date, or it will not be given effect. We may, in our discretion, extend the offer at any time, but we cannot assure you that the offer will be extended or, if it is extended, for how long.

         Please refer to Section 3, entitled “Procedures for Electing to Exchange Eligible Options and SARs,” on page 13, for additional information.

Q.17.	Do I have to tender all of my eligible options and SARs?

         If you elect to exchange any of your eligible options and SARs, you must exchange all of them. In other words, the offer is on an all or nothing basis.

         Please refer to Section 3, entitled “Procedures for Electing to Exchange Eligible Options and SARs,” on page 13, for additional information.

Q.18.	If I choose to participate in the offer, what will happen to the options and SARs that I tender?

         If you elect to participate in the offer and we accept your tendered options and SARs, we will cancel all of those options and SARs on the expiration date of the offer. The stock option and SAR award agreements relating to your eligible options and SARs, along with any side letters or other agreements relating to such awards, will be cancelled on the exchange date.

         Please refer to Section 11, entitled “Status of Options and SARs Accepted for Cancellation by Us in the Offer; Accounting Consequences of the Offer,” on page 28, for additional information.

Q.19.	What will happen if I do not submit my election by the deadline?

         If you do not properly submit your election by the expiration date, then you will not participate in the exchange, and all eligible options and SARs you currently hold will remain unchanged and will be governed by their original terms, such as their original exercise price(s) or grant price(s), as applicable.

         Please refer to Section 3, entitled “Procedures for Electing to Exchange Eligible Options and SARs,” on page 13, for additional information.

Q.20.	May I withdraw a previous election to tender my eligible options and SARs?

         You may withdraw a previous election to tender eligible options and SARs at any time before the expiration of the offer, currently scheduled at 12:00 Midnight, Atlanta, Georgia Time, on

June 4, 2003. If we extend the offer beyond that time, you may withdraw your tendered options and SARs at any time until the expiration of the extended offer. If you are a U.S. Employee, you may withdraw your tender of eligible options and SARs through the Georgia-Pacific Exchange Program Telephone Election System at 1-800-435-2911 or the Georgia-Pacific Exchange Program Web Site at www.eproxyvote.com/gp-exchange. To withdraw tendered options and SARs, Non-U.S. Employees must deliver to EquiServe by mail a properly completed Change of Election Form, as described in Section 4 of this offer to exchange. EquiServe must receive your withdrawal prior to 12:00 Midnight, Atlanta, Georgia Time, on the expiration date, or it will not be given effect. Once you have withdrawn your election, you may re-elect to exchange eligible options and SARs only by repeating the tender procedures in their entirety.

         Please refer to Section 4, entitled “Withdrawal Rights,” on page 15, for additional information.

Q.21.	What happens if I elect to exchange my eligible options or SARs but my employment is terminated before the expiration date?

         If your employment is terminated for any reason (including retirement, death or disability) after you tender eligible options or SARs but prior to the expiration date, your participation in the offer automatically will be cancelled, and you will not receive any shares of restricted stock or replacement SARs. In this case, your eligible options and SARs will be treated as if they had not been tendered, and will remain outstanding in accordance with their existing terms and conditions, subject to any termination of employment provisions contained in your existing award agreements.

         Please refer to Section 1, entitled “Number of Options and SARs; Eligibility; Expiration Date — Eligibility,” on page 9, for additional information.

Q.22.	When will I receive my shares of restricted stock or replacement SARs?

         If you elect to tender your eligible options and SARs and we accept all options and SARs tendered, your grant of restricted stock and replacement SARs will be effective as of the first business day after the offer expires. Your award of restricted stock and replacement SARs will be evidenced by a restricted share grant agreement and/or replacement SAR award agreement, as applicable, between you and us. If you elect to participate in the offer, we will deliver to you your restricted share grant agreement and/or replacement SAR award agreement promptly following the exchange date.

         Following your satisfaction of any applicable withholding obligations, any vested shares will be held in a book-entry account established for you with our transfer agent. You will receive a stock certificate for vested shares only upon a request from you to our transfer agent.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, and Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for additional information.

Q.23.	What happens to my restricted stock and replacement SARs if my employment terminates prior to full vesting?

         The terms of the restricted stock and replacement SARs provide that any unvested portion may be forfeited upon a termination of your employment, depending upon how your employment was terminated. Employment can terminate for a number of reasons, including death, disability, voluntary termination, involuntary termination for cause, retirement or otherwise. However, if you meet the normal retirement criteria (age 65 or age 62 with at least 10 years of service) when you leave Georgia-Pacific, or your employment with Georgia-Pacific ends as a result of your death or disability, you will receive accelerated vesting of your restricted stock and replacement SARs.

         The vesting schedules for restricted stock and replacement SARs will begin on the exchange date. Your new vesting schedules will differ from the current vesting schedules of your eligible options and SARs. As a result, by participating in the exchange, you will forego the right to receive shares of common stock underlying eligible options or cash awards under eligible SARs that are currently vested or that would vest prior to the vesting of the replacement restricted stock and SARs: see Question 12 above on page vii for a more complete description of your new vesting schedules if you choose to participate in the exchange offer. Further, any side letters or other agreements relating to your eligible options and SARs will be deemed null and void if you elect to participate. In particular, if you are a former Fort James employee, with respect to your eligible options and SARs, you will lose the benefit of the side letter dated December 6, 2000 that provides you a right, in the event of your termination of employment, to exercise any outstanding options you hold through November 22, 2003.

         Please refer to Section 3, entitled “Procedures for Electing to Exchange Eligible Options and SARs — Effect on Existing Options and SARs,” on page 15, and Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for additional information.

Q.24.	What happens if a change of control of Georgia-Pacific occurs before the restricted stock or replacement SARs have vested?

         The restricted share grant agreement and replacement SAR award agreement provide that if a change of control of Georgia-Pacific Corporation occurs before your shares of restricted stock or replacement SARs are fully vested, they will immediately vest in full.

         Please refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for additional information.

Q.25.	Will I have to pay taxes when I exchange my eligible options and SARs through the offer?

         If you are a U.S. taxpayer or resident, you will incur no immediate federal income tax consequences when you exchange your eligible options, unless you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. In addition, you will incur no immediate tax consequences when you exchange your eligible SARs for replacement SARs.

         Please refer to Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, for additional information.

         If you are not a citizen or resident of the U.S., you may incur immediate tax consequences when you exchange your options or SARs as discussed in Section 14, entitled “Non-U.S. Tax Consequences,” on page 30.

Q.26.	What are the income and withholding tax consequences of the vesting of restricted stock or replacement SARs?

         If you are a U.S. citizen or resident, as your shares of restricted stock vest you will be required to recognize ordinary income in an amount equal to the fair market value of those vested shares, based on the mean of the high and low sales price of our common stock on the vesting date. Consequently, we will have an obligation to withhold federal and state income and payroll taxes. We will calculate the applicable withholding using the federal and state supplemental withholding rates in effect at the date of vesting. Before your shares of restricted stock are released from our custody, all withholding obligations relating to vesting must be satisfied. Unless we

x

approve of other arrangements, you must deliver to us a certified check or money order in the amount of the required withholding amount.

         With respect to your replacement SARs, if you receive payment upon exercise of your replacement SARs, you will recognize ordinary income equal to the gross amount of the payment received. The payment you receive will be net of current federal and state tax withholding at the supplemental rates in effect at the date of payment.

         We recommend that you consult with your own tax advisor to determine any local, state and foreign tax consequences of participating in the offer.

         Please refer to Section 13, entitled “Material U.S. Federal Income Tax Consequences,” on page 29, for additional information.

         If you are not a citizen or resident of the U.S., you also should refer to Section 14, entitled “Non-U.S. Tax Consequences,” on page 30, for a general discussion of certain tax consequences for non-U.S. taxpayers. These may differ from, and may be more adverse to you, than if you were a U.S. citizen or resident. We recommend that you consult with your own tax advisor to determine the tax and social insurance contributions consequences, if any, of participating in the offer under the laws of the country in which you live and/or work.

Q.27.	Are there conditions to the offer?

         The offer is not conditioned on the tender of a minimum number of options or SARs. However, the offer is subject to a number of other conditions with regard to events that could occur before the expiration of the offer, as described in Section 6, entitled “Conditions to the Offer,” on page 17.

Q.28.	Can Georgia-Pacific make changes to the offer?

         Although we do not expect to do so, we can make changes to the terms of the offer. In this unlikely event, we will notify, publish or inform you of such action in the manner described in Section 15, entitled “Extension of the Offer; Termination; Amendment,” on page 30.

Q.29.	How should I decide whether to participate?

         We understand that the decision of whether to exchange eligible options and SARs may be a challenging one for many employees. The offer does include risks, and there are no guarantees of our future stock performance. So, the decision to participate must be each individual employee’s personal decision, and it will depend largely on each employee’s assumptions about such things as the future of Georgia-Pacific, the overall economic environment, the performance of the stock market and companies in our sector.

         Before you decide whether to participate in the offer, you should carefully read and consider this offer to exchange, including the risks relating to our business, environmental regulation and asbestos liabilities and the risks specifically relating to this offer. See “Certain Risks of Participating in the Offer” on page 1. We also recommend that you review the material incorporated by reference into this offer to exchange, which we have previously filed with the Securities and Exchange Commission. Please refer to Section 17, entitled “Additional Information,” on page 31 for an explanation of how to access our SEC filings.

         If you need additional copies of the materials relating to the offer, please contact EquiServe Trust Company, N.A., the exchange agent for the offer, at the following address and telephone number:

EquiServe Trust Company, N.A.

525 Washington Boulevard
6th Floor
Jersey City, New Jersey 07310
Attention: Georgia-Pacific Exchange Program
1-888-700-3837

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

         Participation in the offer involves a number of risks, including those described below. This section briefly highlights what we believe to be the material risks of the offer. You are urged to evaluate carefully these and other risks and to consult your personal advisors if you have any questions about your financial or tax situation before deciding to participate in the offer. In addition, we urge you to read carefully the remainder of this offer to exchange, the accompanying Election Form, the form of restricted share grant agreement, attached hereto as Appendix B (for U.S. Employees) or Appendix D (for Non-U.S. Employees), and the form of replacement SAR award agreement, attached hereto as Appendix C (for U.S. Employees) or Appendix E (for Non-U.S. Employees), before deciding to participate in the offer. We urge Non-U.S. Employees to read Section 14 of this offer to exchange which discusses tax consequences of participating in the offer in various countries.

Risks Specific to the Offer

If you elect to exchange any eligible options, you will receive fewer shares of restricted stock than the number of shares you had a right to acquire through the exercise of your eligible options.

         The number of shares of restricted stock that you will receive for your eligible options will be based on the exchange ratios that we have established for the various classes of eligible options that we have granted over the years. If you received multiple grants of eligible options, a different exchange ratio may apply to each separate grant. The precise exchange ratio for a particular grant of eligible options is based primarily on the exercise price per share, the remaining vesting period and the remaining life of the options. These exchange ratios range from 2.0 eligible options to be exchanged for one share of restricted stock to 5.0 eligible options to be exchanged for one share of restricted stock. Thus, you will have to exchange more than one eligible option to receive a single share of restricted stock.

If you elect to exchange any eligible SARs, you will receive less replacement SARs than the number of eligible SARs you had.

         The number of replacement SARs that you will receive for your eligible SARs will be based on the exchange ratios that we have established for the two classes of eligible SARs. If you received two grants of eligible SARs, a different exchange ratio will apply to the separate grants. With respect to eligible SARs granted on January 31, 2002, you will receive one replacement SAR for every 1.2 eligible SARs you surrender for exchange. With respect to eligible SARs granted on January 29, 2001, you will receive one replacement SAR for every 1.3 eligible SARs you surrender for exchange. The precise exchange ratio for a particular grant of eligible SARs is based primarily on the grant price per unit, the remaining vesting period and the remaining life of the SARs.

You will lose the potential benefit of any vested eligible options or vested eligible SARs that are cancelled through the offer.

         If you participate in the offer and to the extent any of your eligible options or SARs were vested, but unexercised, you will have to wait longer to receive your fully vested shares of restricted stock or to exercise your replacement SARs, as applicable. In addition, you generally will forfeit any shares of restricted stock or replacement SARs that are not vested if your employment with us is terminated for any reason other than your death, disability or normal retirement, even if your eligible options or SARs were fully vested or would have become fully vested had you not exchanged them.

Potential federal legislation limiting our asbestos liability may positively impact our stock price, which could increase the value of the options and SARs you currently hold and possibly make the restricted stock and replacement SARs you would receive in the exchange less attractive.

We are currently subject to significant asbestos-related liabilities: see the section below entitled “Risks Related to Our Business — Payments for Asbestos-Related Claims (the Total Amount of Which are Uncertain) May Materially Adversely Affect Our Cash Flow and Liquidity” on page 6. Over the last several months, many insurance companies and industrial corporations, including Georgia-Pacific, have been involved in efforts to introduce legislation in the United States Congress that if enacted into law would remove asbestos litigation from the state and federal court systems, substitute an asbestos claims handling process for litigation alleging personal injury caused by exposure to asbestos and create a trust fund to pay pending and future asbestos claims. It is expected that this legislation would relieve Georgia-Pacific from further liability for alleged injuries due to asbestos-containing products in court proceedings but would impose obligations on Georgia-Pacific to make payments to the trust fund for the foreseeable future. There can be no assurance that this legislation will be introduced in Congress, or passed, or signed into law by the President, either in its current or a revised form. Depending on the ultimate form of such legislation, if it is enacted, and the limits of liability contained in the legislation, the market’s perception of the legislation’s effect on Georgia-Pacific’s asbestos liabilities could cause our stock price to increase. If such an increase occurs, the likelihood of the market price of our stock exceeding the grant price of the options and SARs you currently hold could increase, which could be viewed as making the exchange for restricted stock and replacement SARs less attractive when the impact of the exchange ratio and other features of the exchange program are considered.

If you are not a resident or a citizen of the U.S., you may experience additional tax consequences if you participate in the offer.

         If you are not a resident or citizen of the U.S., you should refer to Section 14, entitled “Non-U.S. Tax Consequences,” beginning on page 30, for a discussion of some of the tax and legal consequences that may apply to you. Further, if you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be additional tax and social security consequences that may apply to you. You should consult your own advisors to discuss these consequences.

Risks Related to Our Business

Some of our businesses, particularly our building products business, are highly cyclical, and prolonged periods of weak demand or excess supply have a material adverse effect on our business, financial condition and operating results.

         Some of our businesses, especially our building products business, are subject to cyclical market pressures. Prices are determined by overall supply and demand in the market for our products and our competitors’ products. In particular, market prices of building products historically have been volatile and cyclical, and we, like other producers, may have limited ability to control the timing and amount of pricing changes for our products. Demand for building products is driven mainly by factors outside of our control, such as general economic and political conditions, the construction, repair and remodeling and industrial markets, weather and population growth. The supply of building products fluctuates based on available manufacturing capacity, and excess capacity in the industry can result in significant declines in market prices for those products. Likewise, cyclical pressures in demand and supply for our consumer products, packaging, and bleached pulp and paper products may impact our operating results for periods of time. Prolonged periods of weak demand or excess supply in any of our businesses tend to negatively impact our market shares, seriously reduce our margins and harm our liquidity, financial condition and operating results.

Prolonged weakness in market conditions for building products may force us to continue to reduce or suspend production at our mills.

         Weak market conditions in the building products market may continue to adversely affect our sales levels and profitability and may cause us to suspend production at or permanently close certain of our mills and other facilities. For example, in fiscal 2001, we announced temporary or permanent closures of certain structural panels mills, lumber mills, industrial wood products mills, building products distribution centers and gypsum plants. In addition, in fiscal 2002, we announced the temporary closure of four sawmills and the suspension of production at three plywood plants, and in the second quarter of fiscal 2003, we announced the closure of one particleboard plant. We may further reduce production at our sawmills and plywood plants. Permanent closures of facilities could cause us to incur charges for employee terminations and asset write-downs, which could materially adversely affect our business, financial condition and operating results.

We face intense competition in each of our businesses. If we cannot successfully compete in the marketplace, our business, financial condition and operating results may be materially adversely affected.

         Consumer Products and Packaging. We face intense competition in the tissue and disposable tabletop products, packaging, and bleached pulp and paper industries in our major North American and European markets. Competition in the various markets in which we participate comes from companies of various sizes, several of which have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions.

         We compete on the basis of brand recognition and loyalty, product quality and performance, price, marketing, product development, service, sales and distribution. Competing in these industries involves the following key risks that could have a material adverse effect on our business, financial condition and operating results:

•	failure to anticipate and respond to changing consumer preferences and demographics;

•	failure to develop new and improved products;

•	failure of consumers to accept our brands and exhibit brand loyalty;

•	aggressive pricing by competitors, which may force us to decrease prices or increase advertising and promotional spending in order to maintain market share;

•	failure of our advertising and promotional spending to increase (or even maintain) sales volume and market share; and

•	consolidations of retailers and distribution channels that shrink our potential markets.

         Building Products. Many of our building products are commodity products, and if we do not maintain price competitiveness, we may lose significant market share. Our ability to keep our prices at competitive levels depends in large part on our ability to control our costs. We cannot assure you that we will be able to maintain our costs at a level sufficient for us to compete effectively and maintain current levels of sales and profitability. In addition, recent consolidations in the building products business among our competitors, and increased access to the United States market by foreign competitors that benefit from a strong United States dollar, may put additional pressure on us to reduce costs in order to maintain market share. If we are unable to effectively adjust our cost structure to address such increased competitive pressures, our sales and profitability will be harmed and our operations could be materially adversely affected.

Our investments in research and development may not generate new and improved consumer products, which could restrain our revenue growth and harm our operating results and market share.

         We intend to continue to make investments in research and development to develop new and improved consumer products. We need to continue to develop new products and improve our existing products in order to maintain our market share. We may not have sufficient resources to invest in the development of new and enhanced products. Our failure to continue making such investments could restrain our revenue growth and harm our operating results and market share. In addition, even if we are able to invest sufficient resources in research and development, these investments may not generate net sales that exceed our expenses, generate any net sales at all or result in any commercially acceptable products.

Our operations require substantial capital, and we may not have adequate capital resources to provide for all of our cash requirements.

         Our operations require substantial capital. Expansion or replacement of existing facilities or equipment and compliance with environmental laws and regulations may require substantial capital expenditures. We cannot assure you that our capital resources will be sufficient for these purposes. If our capital resources are inadequate to provide for our operating needs, capital expenditures and other cash requirements, this shortfall could have a material adverse effect on our business and liquidity and impact our ability to service our debt.

Recognition of a minimum pension liability would cause a significant reduction in net worth.

         As a result of stock market declines beginning in 2000, the market value of the assets in our pension plans, including our nonqualified and foreign plans, has declined. Statement of Financial Accounting Standards No. 87, “Accounting for Pensions,” requires balance sheet recognition of a minimum liability if the fair value of plan assets is less than the accumulated benefit obligation, or ABO, at the end of the year. The ABO for our pension plans exceeded our pension plan assets at October 31, 2002. As a result, we took a non-cash after tax charge to shareholders’ equity of $580 million during fiscal 2002. Additionally, as a result of recent stock market performance, we expect to make a cash contribution to our pension plans of approximately $120 million in fiscal 2003, compared to $56 million in fiscal 2002. In the fourth quarter of fiscal 2002, we amended our credit facilities to exclude the impact of this non-cash charge. However, we cannot assure you that the cash contributions we will be required to make to our pension plans will not differ materially from the estimates described above, or that we will not need to amend the net worth covenants under our credit facilities to account for such contributions and avoid being in default under such credit facilities.

If the cost of key raw materials increases, our cost of sales will increase and our operating results may be materially adversely affected.

         We depend heavily on access to sufficient, reasonably-priced quantities of wood, wood fiber, pulp and wastepaper. We use wood fiber to make pulp, which we use along with purchased wastepaper to manufacture our tissue and paper products. We also use wood fiber and wastepaper to manufacture containerboard. Furthermore, we expect to purchase annually over $1 billion of wood and wood fiber for use by our building products business. We purchase all of our wood and wood fiber from third parties. If the costs of these or other raw materials we purchase increase, our cost of sales will increase, and our operating results may be materially adversely affected. We also buy and sell pulp and thus can be impacted by pulp price fluctuations. Furthermore, we may not be able to pass increased raw materials prices on to our customers if the market or existing agreements with our clients do not allow us to raise the prices of our finished products. If price adjustments significantly trail the increase in raw materials prices or if we cannot effectively hedge against price increases, our operating results may be materially adversely affected.

If we cannot adequately protect our intellectual property rights, our operating results may be harmed.

         As a company that manufactures and markets consumer products, we rely heavily on trademarks, copyrights and patents to protect our brands, trade secrets and manufacturing processes. These protections may not adequately safeguard our intellectual property rights, and we may incur significant costs to defend our intellectual property rights, which may harm our operating results. Although we are not aware that any of our intellectual property rights infringe upon the proprietary rights of third parties, third parties may make such claims in the future. Any infringement claims, whether with or without merit, could be time-consuming, result in costly litigation or damages, undermine the exclusivity and value of our brands, decrease sales or require us to enter into royalty or licensing agreements that may not be on acceptable terms.

Our substantial level of indebtedness could materially adversely affect our ability to react to changes in our business and our ability to incur additional debt to fund future needs.

         We have a substantial amount of debt. As of March 29, 2003, we had total debt of $11,874 million and shareholders’ equity of $4,565 million.

         Our substantial debt could have important consequences. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have relatively less debt; and

•	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other purposes.

Risk Factors Relating to Environmental Regulation and Asbestos Liability

We incur substantial costs related to compliance with current and future environmental laws and regulations and to address environmental liabilities for which we are held responsible, each of which could materially adversely affect our business, cash flow and liquidity.

         Our business is subject to stringent environmental laws and regulations, particularly with respect to discharges of pollutants and other emissions on or into land, water and air, and the use, disposal and remediation of hazardous substances and contaminants. Compliance with these laws and regulations is an important factor in our business. We have incurred and expect to continue to incur significant expenditures to comply with applicable environmental laws and regulations. Moreover, some or all of the environmental laws and regulations to which we are subject could become more stringent in the future, which could affect our production costs and overall profitability. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, the installation of pollution control equipment or other mandated actions.

         In addition, we currently are, and from time to time in the future will be, involved in a number of environmental matters and legal proceedings. These matters and proceedings in the past have caused, and in the future may cause, us to incur substantial costs. Such proceedings are based on liability under environmental laws for damages resulting from past or present spills or releases of hazardous or toxic substances on or from our properties, or on tort liability relating to exposure to hazardous substances. Liability under these laws may be imposed without regard to whether we knew of, or caused, the release of such substances on our property. In connection with various sales of businesses completed in the past, we have agreed to indemnify the purchasers of those businesses against certain environmental claims. Accordingly, we may incur substantial additional costs should we be required to make payments under those indemnification agreements, and those costs could materially adversely affect our operating results, cash flow and liquidity. In addition, recently, various lawsuits seeking class-action status and alleging harm from exposure to wood products treated with Chromated Copper Arsenate, or CCA, have been filed in state and federal courts against us and other companies.

Payments for asbestos-related claims (the total amounts of which are uncertain) may materially adversely affect our cash flow and liquidity.

         We and many other companies are defendants in suits brought in various courts around the nation by plaintiffs who allege that they have suffered personal injury as a result of exposure to asbestos-containing products. These suits allege a variety of lung and other diseases based on alleged exposure to products previously manufactured by us. Our asbestos litigation relates primarily to joint systems products manufactured by Bestwall Gypsum Company and our gypsum business that contained small amounts of asbestos fiber. We acquired Bestwall in 1965, and discontinued using asbestos in the manufacture of those products in 1977.

         From the commencement of this litigation through December 28, 2002, we had either settled, had dismissed or were in the process of settling a total of approximately 269,700 asbestos claims. For this same period, our asbestos payments for liability, defense and administration, before insurance recoveries or tax benefits, totaled approximately $440 million. We generally settle asbestos claims for amounts we considerable reasonable given the facts and circumstances of each claim.

         In the Fall of 2001, we retained National Economic Research Associates (NERA) and Peterson Consulting, nationally recognized consultants in asbestos liability and insurance, to work with us to project the amount, net of insurance, that we would pay for our asbestos-related liabilities and defense costs through 2011. Based on the analysis of NERA and Peterson Consulting, at the end of 2001, we established reserves for the probable and reasonably estimable asbestos liabilities and defense costs we believed we would pay through 2011, and established receivables for insurance recoveries that were deemed probable. In the fourth quarter of 2001, we recorded a pre-tax charge to earnings of $350 million to cover the projected asbestos liabilities and defense costs, net of expected insurance recoveries, we expected to pay through 2011.

         However, during 2002, we paid, pre-tax and before insurance, approximately $181 million for our asbestos liabilities and defense costs, which was $75 million more than we expected to pay based on NERA’s estimate. These higher payments were caused by a $10 million judgment, which we paid in one case decided on appeal by the Maryland Supreme Court in 2002, and higher than expected settlements paid in less than 1% of the total cases we resolved in 2002, all of which involved mesothelioma claims. During 2001, we paid, pre-tax and before insurance, about $84 million for our asbestos liabilities and defense costs. Because of 2002’s higher asbestos liabilities and defense costs, we asked NERA to review its original estimate and adjust it as needed. NERA’s revised estimate shows that our total, undiscounted asbestos liabilities, including defense costs, over the ten-year period from 2002 through 2012 will be slightly less than $1.2 billion, before any insurance recoveries and ignoring any possible tax benefits. The principal factor contributing to the increase in NERA’s total estimate is the projected effect of the higher indemnity and defense costs we experienced in 2002 on our costs in future years. In addition, NERA extended its original estimate through 2012, which accounted for approximately $60 million of the total accrual, before insurance. We believe that NERA’s projection represents our best estimate of the reasonably estimable asbestos costs we will incur based upon currently available information.

         As we did at the end of 2001, Peterson Consulting and we reviewed our existing insurance policies and agreements, engaged in discussions with our counsel, analyzed publicly available information bearing on the creditworthiness of our various insurers, and employed insurance allocation methodologies which we and Peterson Consulting believed appropriate to ascertain the amount of probable insurance recoveries from our insurers for the accrued asbestos liabilities. The analysis took into account self-insurance reserves, policy exclusions, liability caps and gaps in our coverage, as well as insolvencies among certain of our insurance carriers. Although we and Peterson Consulting believe these assumptions are appropriate, there are other assumptions that could have been employed that would have resulted in materially lower insurance recovery estimates. Based on this analysis, our total expected insurance recoveries for our projected asbestos liabilities and costs over the period through 2012 will be about $670 million. As a result, in the fourth quarter of 2002, we recorded an additional pre-tax charge to earnings of $315 million which, when added to amounts remaining from charges recorded in 2001, we believe are sufficient to cover our projected asbestos liabilities and defense costs, net of expected insurance recoveries.

         Projecting our net liability for asbestos litigation is subject to a number of important risks and uncertainties, including:

•	the possibility that the number of asbestos claims filed against us in the future will be greater than projected;

•	the risk that the cost of defending and settling our current and future asbestos claims will be higher than projected, resulting in a more rapid depletion of our insurance coverage and higher out-of-pocket costs;

•	the possibility of additional insolvencies among our insurance carriers;

•	the risk that final resolution of allocation, coverage or other issues affecting our available insurance coverage will result in lower insurance recoveries than forecast;

•	the possibility that adverse jury verdicts could require us to pay damages in amounts greater than the amounts for which we now settle cases; and

•	the risk that bankruptcies of other asbestos defendants may increase our costs.

         Given these assumptions, and the uncertainties involved in each of them, our actual asbestos liabilities, defense costs and insurance recoveries could be higher or lower than those currently projected and/or recorded. However, these assumptions are only some of those contained in the NERA and Peterson projections, and all of such assumptions are only one aspect of the overall projections made by those firms. Changes in the foregoing assumptions, or others, whether from time to time or over the period covered by such projections, may or may not affect the validity of the overall projections. We intend to monitor our accrued asbestos liabilities, defense costs and insurance recoveries against these overall projections, and we will make adjustments to such accruals as required by generally accepted accounting principles.

         For all of these reasons, there can be no assurance that our currently accrued asbestos liabilities will be accurate, that our accrued insurance recoveries will be realized, or that we will not be required in the future to incur additional charges relating thereto. Given these uncertainties, we believe that it is reasonably possible that we will incur asbestos liabilities for the period through 2012 and beyond in amounts in excess of the NERA estimate, but cannot estimate such excess amount at this time.

         The announcement of additional reserves, adverse jury verdicts or other negative developments involving our asbestos liabilities may cause the trading prices of shares of our common stock to decrease significantly. All amounts we pay for asbestos liabilities that are not covered by our insurance will reduce our cash flow. If the higher costs experienced in fiscal 2002 continue, or the actual amounts payable by us in the future to settle claims or satisfy judgments were to be substantially greater than NERA has estimated or the actual amounts recoverable from insurance were to be substantially lower than Peterson Consulting has estimated, it could cause us to default on covenants in our credit facilities, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows or liquidity.

         For additional and updated information regarding our asbestos-related claims, please see our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003.

THE OFFER

1.	Number of Options and SARs; Eligibility; Expiration Date

         If you are an eligible employee, as described below, we are offering you the opportunity to exchange certain of your outstanding options to acquire shares of our common stock (Georgia-Pacific Group Common Stock, par value $.80 per share) for restricted shares of our common stock, which we refer to as “restricted stock.” The restricted stock will be issued under the Georgia-Pacific Corporation Long-Term Incentive Plan, which we refer to as the “LTIP.” In addition, we are offering you the opportunity to exchange certain of your outstanding stock appreciation rights (or, “SARs”) for replacement SARs to be awarded under the Georgia-Pacific Corporation Long-Term Appreciation Plan, which we refer to as the “LTAP.”

         There are approximately 10,684,721 shares of our common stock underlying the options eligible for exchange. In addition, there are approximately 3,571,000 SAR units that are eligible for exchange. The eligible options and SARs have exercise or grant prices ranging from $16.23 to $41.59. Approximately 2,600 employees worldwide hold eligible options or SARs.

         All eligible options were granted under one of the following equity incentive plans:

•	the LTIP;

•	the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (the “SVIP”);

•	the Fort James Corporation 1996 Stock Incentive Plan (the “Fort James Plan”); or

•	the James River Corporation of Virginia 1987 Stock Option Plan (the “James River Plan” and, together with the LTIP, the LTAP, the SVIP, and the Fort James Plan, our “equity incentive plans”).

Some eligible options were granted through subplans for foreign jurisdictions under our equity incentive plans.

         All eligible SARs were awarded under the LTAP.

         We are making this offer upon the terms and subject to the conditions described in this offer to exchange and the accompanying Election Form (together, the “offer”).

         Eligibility. You are eligible to participate in the offer (an “eligible employee”) if you:

•	are an active employee of Georgia-Pacific or one of its “eligible subsidiaries” on both the date hereof and the expiration date of the offer; and

•	hold “eligible options” or “eligible SARs” as described below.

         In addition to those active employees located in the United States, active employees located in Belgium, Canada, Denmark, Finland, France, Greece, Hong Kong, Ireland, Italy, Japan, Luxembourg, Mexico, Netherlands, Spain, Sweden, Switzerland or the United Kingdom also are eligible to participate in the offer, subject to applicable law. Members of our Board of Directors, our Chief Executive Officer and ten other members of our executive management team are not eligible to participate in the offer.

         If your employment is terminated for any reason (including retirement, death or disability) after you tender your eligible options or SARs, but prior to the expiration date, your participation in the offer automatically will be cancelled and you will not receive any shares of restricted stock or replacement SARs. In this case, your eligible options and SARs will be treated as if they had not been tendered, and all of your options and SARs will remain outstanding and will be governed by their original terms, including any termination of employment provisions contained in your existing award agreements.

         For purposes of the offer, an “eligible subsidiary” of Georgia-Pacific means any entity in which Georgia-Pacific has a controlling interest of at least 50% by reason of stock ownership or otherwise, as of both the date of this offer to exchange and the expiration date.

         Exchange of Eligible Options for Restricted Stock. If you are an eligible employee, you may exchange the options described in the tables below (collectively, the “eligible options”) for shares of restricted stock that will be issued under the LTIP. The shares of restricted stock, described further in this offer to exchange, are subject to forfeiture and other restrictions until they vest. Your shares of restricted stock will be subject to the terms of a restricted share grant agreement between you and Georgia-Pacific, a form of which is attached hereto as Appendix B (for U.S. Employees) or Appendix D (for Non-U.S. Employees). We encourage you to carefully read the form of restricted share grant agreement applicable to you.

         The number of shares of restricted stock that you receive with respect to your eligible options will be determined by the exchange ratio for the class(es) of eligible options you hold. The exchange ratio for a given class of eligible options is the ratio that determines the number of eligible options you must surrender in order to receive one share of restricted stock. Accordingly, the number of shares of restricted stock you will receive for your eligible options will be determined by (1) dividing the number of options you tender for exchange in each class of eligible options by the exchange ratio for that class (as set forth below), and (2) then adding the results for all of those classes (rounded up to the nearest whole share). The classes of eligible options and their applicable exchange ratios are listed in the following tables:

SVIP and LTIP

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock
A	2001 through 2002	2.0
B	1997 through 2000	3.0
C	1996	4.0
D	1995	5.0

Fort James Plan

		Exchange Ratio:
		Options to be Exchanged for
Class	Time of Grant	One Share of Restricted Stock
E	August 1999 through 2000	2.0
F	1996 through January 1999 (other than the Class G Options)	3.0
G	August 1997	4.0

James River Plan

		Exchange Ratio:
		Options to be Exchanged for One
Class	Exercise Price(s)	Share of Restricted Stock
H	$16.23 through $22.03	3.0
I	$23.06 through $25.24	4.0

         The exchange ratio for each class of eligible options was determined using the Black-Scholes valuation model, which is a recognized and accepted method for determining the value of derivative securities like stock options. Based on the Black-Scholes value for each option grant, and the recent trading price of our common stock, we determined an exchange ratio for each class of outstanding options that is intended to provide restricted shares with a value approximately equal to that of the options being replaced. In every case, an employee will surrender more than one eligible option to receive a single new share of restricted stock. There can be no assurance that over time the value of the replacement restricted stock will be approximately equal to the options you surrender in the exchange.

         For a more detailed listing of the options eligible for exchange through the offer, please refer to Appendix A. We also have enclosed a personalized Grants Eligible for Exchange report that reflects all of your eligible options and their applicable exchange ratios.

         All eligible options have exercise prices in excess of $16.00 per share. In the event the closing price of our common stock on the expiration date is in excess of the grant price of any otherwise eligible option, such option will not be eligible for exchange in the offer.

         For an example of an exchange of eligible options, See Question 8 in the Summary Term Sheet.

         Exchange of Eligible SARs for Replacement SARs. In addition, eligible employees may exchange the SARs described in the table below (the “eligible SARs”) for replacement SARs that will be issued under the LTAP. The number of replacement SARs you receive with respect to your eligible SARs will be determined by the exchange ratio for the class(es) of eligible SARs you hold. The exchange ratio for a given class of eligible SARs is the ratio that determines the number of eligible SARs you must surrender in order to receive one replacement SAR. Accordingly, the number of replacement SARs you will receive for your eligible SARs will be determined by (1) dividing the number of SARs you tender for exchange in each class by the exchange ratio for that class (as set forth below), and (2) then adding the results for both of those classes (rounded up to the nearest whole unit). The exchange ratios are provided in the following table:

		Exchange Ratio:
		SARs to be Exchanged for One
Class	Grant Date	Replacement SAR
J	January 31, 2002	1.2
K	January 29, 2001	1.3

         The exchange ratio for each class of eligible SARs was determined using the Black-Scholes valuation model. These values were then compared to the Black-Scholes value of the replacement SARs to determine the exchange ratio for each class of eligible SARs. As with the eligible options, the SAR exchange ratio is intended to provide replacement SARs with a value approximately equal to the SARs you will surrender in the exchange. In every case, you will surrender more than one eligible SAR to receive a single replacement SAR. There can be no assurance that over time the value of the replacement SARs will be approximately equal to the SARs you surrender in the exchange.

         We have enclosed a personalized Grants Eligible for Exchange report that reflects all of your eligible SARs and their applicable exchange ratios.

         All eligible SARs have grant prices in excess of $16.00. In the event the closing price of our common stock on the expiration date is in excess of the grant price of any otherwise eligible SAR, such SAR will not be eligible for exchange in the offer.

         For an example of an exchange of eligible SARs, see Question 10 in the Summary Term Sheet.

         Participation. In order to participate in the offer, you must properly elect to tender your eligible options and SARs for exchange in accordance with the instructions set forth in Section 3 prior to 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003 (such time and date, or such later time and date to which we may extend the offer as described herein, the “expiration date”).

         If you decide to participate in the offer, you must tender all eligible options and all eligible SARs by following the procedures listed in Section 3. In other words, you may not tender some of your eligible options and SARs and keep the balance of such options and SARs.

         Assuming we accept for exchange all of your validly tendered options and SARs, your restricted stock and replacement SARs will be granted on the first business day after the expiration date. Assuming we accept all validly tendered options and SARs and do not extend the offer, we expect to grant the restricted stock and replacement SARs on June 5, 2003.

         Expiration of the Offer. As described above, the offer will expire at 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003, unless and until we, in our sole discretion, have extended the period of time during which the offer will remain open. See Section 15 of this offer to exchange for a description of our rights to extend, delay, terminate and amend the offer, and Section 6 of this offer to exchange for a description of conditions to the offer.

         If we decide to take any of the following actions, we will give notice of such action and keep the offer open for a period of at least ten business days after the date of such notification:

•	we increase or decrease the amount of consideration to be paid for the eligible options or SARs;

•	we decrease the number of options or SARs available for exchange through the offer; or

•	we increase the number of options or SARs available for exchange, and such increase exceeds 2% of the outstanding eligible options or SARs.

         Without limiting the manner in which we may provide such notice, we have no obligation to communicate any notice other than by issuing a press release.

         For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Atlanta, Georgia Time.

2.      Purpose of the Offer

         We granted the eligible options and SARs under our equity incentive plans for one or more of the following purposes:

•	to attract and retain exceptional executive personnel and other key employees;

•	to motivate these employees to achieve long-range performance goals; and

•	to enable these employees to participate in our long-term growth and financial success.

         We believe that using equity incentive awards, including stock options, restricted stock and SARs, helps align our employees interests with those of our shareholders by motivating them to act as owners. When properly structured, we believe these awards are a cost-effective means of compensation that can drive superior employee performance that increases the value of Georgia-Pacific and helps retain key employees.

         We believe recent trends and uncertainties in the equity markets as well as market perceptions of our potential asbestos liability has had a significantly negative impact on our stock price, including a market price discount to our peers that we believe is not justified by financial performance. Leading stock market analysts have attempted to value our stock and explain its market price discount relative to our peers and have concluded that our perceived asbestos liability is the predominant cause. Although we believe we have taken prudent steps to control and manage our asbestos liability, the equity markets continue to deeply discount our stock.

         As a result, for approximately the last 18 months, our stock has been trading at levels below the exercise price or grant price of virtually all of your options and SARs. We expect this situation to continue for the foreseeable future. Consequently, it is becoming increasingly difficult to motivate and retain key employees like you with our existing equity incentive awards. For our equity incentive awards to provide the desired results, you must feel that these awards provide an opportunity — through your efforts — to realize value within a reasonable period of time. In addition, because these awards have been under water for an extended period of time, the number of shares subject to options has steadily built as a percentage of shares outstanding, creating a significant “overhang,” which we believe also has negatively impacted our stock price.

         Through the offer, we propose to provide you with the opportunity to exchange your eligible stock options and SARs for shares of restricted stock and replacement SARs that, over time, may have a greater potential to increase in value. We believe the offer will create an incentive for you to remain with us and contribute to the attainment of our business and financial objectives. In other words, the purpose of the offer is to better align your interests with those of our shareholders.

         From time to time we may engage in transactions with other companies, customers and third parties that could affect or change our business structure, ownership, organization or make-up of our Board of Directors. Any such action could significantly affect the price of shares of our common stock. Although we have no current plans to do so, it is possible that, prior to the vesting of your restricted stock or replacement SARs, we might complete or enter into an agreement to complete a significant business transaction such as a merger or other similar transaction. You should refer to Section 8, entitled “Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs,” on page 20, for information on the terms of the restricted stock and replacement SARs, including provisions in the event of a change of control of Georgia-Pacific. You also should carefully review the section entitled “Certain Risks of Participating in the Offer” beginning on page 1.

         We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Although our Board of Directors has authorized the offer, neither Georgia-Pacific, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options and SARs for exchange. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

3.	Procedures for Electing to Exchange Eligible Options and SARs

         Proper Tender of Options and SARs. To validly elect to tender your eligible options and SARs for exchange through the offer, you must, in accordance with the instructions on the Election

Form, properly complete, execute and deliver the Election Form to EquiServe Trust Company, N.A., our exchange agent. EquiServe must RECEIVE your election prior to 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003 (or such later time and date if we extend the offer). Election Forms received after the expiration date — even if postmarked on the expiration date or earlier — will not be accepted.

         If you are an eligible employee, you may elect to tender your eligible options and SARs through one of the following methods:

                 U.S. Employees Only:

•	By Telephone. Eligible U.S. Employees may elect to tender eligible options and SARs through the Georgia-Pacific Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to elect to tender your eligible options and SARs. You will be required to enter your Control Number (included on your printed Election Form) and social security number before you may make your election. You may access the Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

•	By Internet. Eligible U.S. Employees also may elect to tender eligible options and SARs by properly completing the Election Form through the Georgia-Pacific Exchange Program Web Site. The Web Site includes instructions on how to elect to tender your eligible options and SARs. You will be required to enter your Control Number (included on your printed Election Form) and your social security number before you may make an online election.

                           You may access the Georgia-Pacific Exchange Program Web Site at
                           http://www.eproxyvote.com/gp-exchange.

                 U.S. and Non-U.S. Employees:

•	By Mail. All eligible employees may elect to tender eligible options and SARs by mailing their properly completed and duly executed Election Form to the following address:

EquiServe Trust Company, N.A.

P.O. Box 8957
Edison, New Jersey 08818-9297

         The method of delivery of all documents, including the Election Form and other required documents, is at your election and risk, not Georgia-Pacific’s or Equiserve’s. Therefore, you should allow sufficient time to ensure timely delivery. If delivery is by mail, we recommend that you use registered mail with return receipt requested.

         If you are a U.S. Employee, WE STRONGLY ENCOURAGE you to make your election through the Telephone Election System or the Exchange Program Web Site. In the event you make your election by telephone or the Internet, there is no need to deliver your written Election Form to EquiServe.

         You should review carefully this offer to exchange, the accompanying Election Form, the applicable form of restricted share grant agreement (Appendix B for U.S. Employees and Appendix D for Non-U.S. Employees) and the applicable form of replacement SAR award agreement (Appendix C for U.S. Employees and Appendix E for Non-U.S. Employees) before making your decision.

         Determination of Validity; Rejection of Options or SARs; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, eligibility, including time of receipt, and acceptance of any tender of eligible options and SARs. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of eligible options and SARs that we determine not to be in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any defect or irregularity in any tender with respect to any particular eligible options or SARs or any particular option holder or SAR holder. No tender of eligible options or SARs will be valid until all defects and irregularities have been cured by the electing holder or waived by us. Neither Georgia-Pacific, EquiServe, nor any other person is obligated to give notice of any defects or irregularities in elections, nor will Georgia-Pacific or its representatives incur any liability for failure to give any such notice.

         Our Acceptance Constitutes an Agreement. Your tender of eligible options and SARs pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. We will be deemed to have accepted eligible options and SARs that are validly tendered and not properly withdrawn if and when we give notice of our acceptance of such options following the expiration date. Without limiting the manner in which we may announce our acceptance of tendered options, we have no obligation to publish, advertise or otherwise communicate such acceptance other than by issuing a press release. Our acceptance for exchange of the eligible options and SARs tendered for exchange by you pursuant to the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

         Effect on Existing Options and SARs. If you tender none of your eligible options and SARs, all of your existing options and SARs and the agreements evidencing such options and SARs will continue in effect under their existing terms and conditions. If you tender your eligible options and SARs, upon our acceptance of such options and SARs for exchange, the agreements evidencing those options or SARs will be deemed null and void and such options and SARs will be cancelled. Further, any side letters or other agreements relating to such eligible options and SARs also shall be deemed null and void. In particular, with respect to any former Fort James employee, the side letter dated December 6, 2000 that provides you a right, in the event of your termination of employment, to exercise any outstanding options you hold through November 22, 2003 will be terminated with respect to any options or SARs tendered for exchange in the offer.

4.      Withdrawal Rights

         You may change your election or withdraw the options and SARs you tender only if you comply with the provisions of this Section 4.

         You may change your election or withdraw the options and SARs you tender at any time before 12:00 Midnight, Atlanta, Georgia Time, on June 4, 2003. If we extend the offer beyond that time, you have the further right to withdraw your tendered options and SARs at any time until the extended offer expires. In addition, if we do not accept your tendered options and SARs for exchange before July 2, 2003, the 40th business day following the commencement of the offer, you may thereafter withdraw your options and SARs until such time, if any, as we accept all validly tendered options and SARs.

         If you tender your eligible options and SARs, but before the expiration date you wish to withdraw from the exchange, you must withdraw ALL of the options and SARs you tendered. If you attempt to withdraw less than all of your tendered options and SARs, we may, in our complete discretion, accept that as a valid withdrawal of all of your options and SARs or as an invalid withdrawal entirely.

         In order to validly withdraw options and SARs you have tendered, and thus change your election to participate in the offer, you may use one of the following methods:

                 U.S. Employees Only:

•	By Telephone. U.S. Employees may change their election or withdraw their tender through the Georgia-Pacific Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to elect withdraw your tender and not to participate in the offer. You will be required to enter your Control Number (included on your printed Election Form) and social security number before you may make your election. You may access the Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

•	By Internet. U.S. Employees may change their election or withdraw their tender by properly completing a new Election Form through the Georgia-Pacific Exchange Program Web Site. The Web Site contains instructions on how to elect to change your election to withdraw your tender and not participate in the offer. You will be required to enter your Control Number (included on your printed Election Form) and your social security number before you may make an online change of election to no longer participate in the offer.

                           You may access the Georgia-Pacific Exchange Program Web Site at
                           http://www.eproxyvote.com/gp-exchange.

                 Non-U.S. Employees Only:

•	By Mail. Non-U.S. Employees may elect to withdraw their tender of options and SARs by mailing your properly completed and duly executed Change of Election Form to the following address:

EquiServe Trust Company, N.A.

P.O. Box 8957
Edison, New Jersey 08818-9297

         If you are a U.S. Employee and you choose to withdraw your tender of options and SARs, YOU MUST use the Telephone Election System or the Exchange Program Web Site, even if you made your initial election to tender options and SARs by mail. If you have any questions or need any assistance in changing your election or withdrawing your tender of eligible options and SARs, please call EquiServe at 1-888-700-3837.

         Except as described in the following sentence, if you are a Non-U.S. Employee and wish to withdraw your tender of options and SARs, you must sign the Change of Election Form exactly as your name appears on your Election Form. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority to act in such capacity must be indicated on the Change of Election Form.

         You may not rescind any withdrawal, unless you properly re-tender all of your eligible options and SARs before the expiration date by repeating the procedures described in Section 3 of this offer to exchange.

         Neither Georgia-Pacific, EquiServe, nor any other person is obligated to give notice of any defects or irregularities in any withdrawal, nor will Georgia-Pacific or its representatives incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of election changes or withdrawals. Our determination of these matters will be final and binding on all parties.

         If your employment with Georgia-Pacific or one of its eligible subsidiaries is terminated for any reason (including retirement, death or disability) after you tender eligible options or SARs, but prior to the expiration date, your participation in the offer automatically will be withdrawn and you will not receive any shares of restricted stock or replacement SARs. In this case, all of your options and SARs will be treated as if they had not been tendered, and will remain outstanding and will be governed by their original terms, subject to any termination of employment provisions contained in your existing award agreements.

5.	Acceptance of Eligible Options and SARs for Exchange and Issuance of Restricted Stock and Replacement SARs

         Upon the terms and subject to the conditions of the offer, if we elect to accept any eligible options and SARs, we will accept for exchange and cancel all such options and SARs validly tendered and not properly withdrawn before the expiration date. The effective grant date for the shares of restricted stock and the replacement SARs will be the first business day following the expiration date (the “exchange date”) unless, in accordance with the conditions set forth in Section 6 of this offer to exchange, we reject all tendered options and SARs. To the extent that we accept the options and SARs that you tender, the option agreement (in the case of your eligible options) or SAR agreement (in the case of your eligible SARs) evidencing such awards will be deemed null and void. Further, any side letters or other agreements relating to your eligible options and SARs, will be deemed null and void if you elect to participate. In particular, if you are a former Fort James employee, with respect to your eligible options and SARs, you will lose the benefit of the side letter dated December 6, 2000 that provides you a right, in the event of your termination of employment, to exercise any outstanding options you hold through November 22, 2003.

         No Partial Tenders. You are not required to accept the offer. However, if you choose to tender your eligible options and SARs, you must tender all of them. If you attempt to tender one or more of your eligible options or SARs, but not all of them, you automatically will be deemed not to have tendered any of your options or SARs and your tender will be rejected, unless cured prior to the expiration date.

         If you wish to tender an eligible option or SAR, you may not tender anything less than that entire option or SAR to the extent outstanding. If you have exercised an eligible option or SAR in part, the option or SAR is outstanding only to the extent of its unexercised portion.

         Acceptance of Eligible Options and Eligible SARs. For purposes of the offer, we will be deemed to have accepted validly tendered options and SARs if and when we provide notice of our acceptance of such awards following the expiration date. Without limiting the manner in which we may announce our acceptance of tendered options and SARs, we have no obligation to publish, advertise or otherwise communicate such acceptance other than by issuing a press release. In any such case, our acceptance will be effective as of the expiration date.

6.      Conditions to the Offer

         Promptly following the expiration date (which will be June 4, 2003 at 12:00 Midnight, Atlanta, Georgia Time, unless we extend it), subject to the satisfaction of the conditions set forth below, we will accept all eligible options and SARs that are properly tendered. We may postpone our acceptance of validly tendered options and SARs after the expiration of the offer only in the event we have failed to receive a governmental approval necessary to consummate the offer. All conditions set forth below (other than the receipt of any governmental approvals necessary to consummate the offer) must be satisfied or waived on or before the expiration of the offer. If the conditions set forth below are not satisfied, we may reject all (but not less than all) options and SARs that were properly tendered. If we reject all options and SARs that were tendered, we will communicate (most likely by issuing a press release) this rejection to you and, as a result, you will keep all of your current options and SARs and will not receive any shares of restricted stock or replacement SARs.

         Notwithstanding any other provision of the offer, we will not be required to accept any eligible options or SARs tendered for exchange, and we may terminate or amend the offer, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, at any time on or after the commencement of the offer and prior to the expiration date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with the offer:

•	there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (1) challenges the making of the offer, the acquisition of some or all of the eligible options or SARs, the issuance of restricted stock or replacement SARs for such options or SARs, or otherwise relates in any manner to the offer; or that (2) in our reasonable judgment, could materially adversely affect the business, condition (financial or other), income, operations or prospects of Georgia-Pacific or any of its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries, or materially impair the benefits we expect to achieve as a result of the offer;

•	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly: (1) make the acceptance for exchange of, or issuance of restricted stock or replacement SARs for, some or all of the tendered options or SARs illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer; (2) delay or restrict the ability of us, or render us unable, to accept for exchange, or issue restricted stock or replacement SARs for some or all of the tendered options or SARs; (3) materially impair the benefits we expect to achieve as a result of the offer to us; or (4) materially and adversely affect the business, condition (financial or other), income, operations or prospects of Georgia-Pacific or any of its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business;

•	there shall have occurred: (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States; (4) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States; (5) any significant increase or decrease in the market price of the shares of our common stock, or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Georgia-Pacific or any of its subsidiaries or on the trading in our common stock; (6) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that of any of our subsidiaries that, in our reasonable judgment, makes it inadvisable to proceed with the offer; (7) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or (8) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured from the close of business on May 7, 2003;

•	a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that: (1) any person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission (the “SEC”) on or before May 7, 2003); (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before May 7, 2003, shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

•	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Georgia-Pacific or any if its subsidiaries that, in our reasonable judgment, is or may be material to us or any of our subsidiaries.

         The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. However, we may not assert a condition resulting from our own acts or omissions to act. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 of this offer to exchange will be final and binding upon all persons.

7.      Price Range of Our Common Stock

         The eligible options and SARs to be exchanged pursuant to the offer are not publicly traded. Our common stock underlying the eligible options is listed on the New York Stock Exchange under the symbol “GP.” The following table shows the high and low closing sales prices per share for our common stock as reported by the New York Stock Exchange for the periods indicated.

	High	Low

Fiscal Year ending January 3, 2004:
First Quarter	$17.96	$13.07
Second Quarter (through April 30, 2003)	15.58	13.75

	High	Low

Fiscal Year ending December 28, 2002:
First Quarter	$30.90	$18.60
Second Quarter	31.60	24.14
Third Quarter	25.05	13.28
Fourth Quarter	20.75	9.81
Fiscal Year ending December 29, 2001:
First Quarter	$33.50	$26.56
Second Quarter	36.38	27.27
Third Quarter	37.65	25.76
Fourth Quarter	35.37	25.39

         As of April 30, 2003, the closing price of our common stock, as reported by the New York Stock Exchange, was $15.44 per share. As of April 30, 2003, there were approximately 250,325,335 shares of our common stock outstanding.

         We recommend that you obtain current market quotations for our common stock before deciding whether to participate in the offer.

8.	Source and Amount of Consideration; Terms of the Restricted Stock and Replacement SARs

Consideration

         We will issue shares of restricted stock in exchange for eligible options accepted by us pursuant to the offer, in accordance with the exchange ratios set forth in Section 1 of this offer to exchange. While eligible options were originally granted under a variety of our equity incentive plans, including the LTIP, the SVIP, the Fort James Plan and the James River Plan, all of the shares of restricted stock will be issued under the LTIP.

         There are approximately 10,684,721 options eligible for exchange in the offer. Assuming we exchange restricted stock for all of these eligible options, the aggregate amount of restricted stock we will issue to option holders will be approximately 4,018,901 shares, which would represent approximately 1.6% of the 250,325,335 total issued and outstanding shares of our common stock as of April 30, 2003.

         In addition, we will award replacement SARs in exchange for eligible SARs accepted for exchange by us, in accordance with the exchange ratios set forth in Section 1. The eligible SARs were originally granted under the LTAP. The replacement SARs also will be awarded under the LTAP.

         Assuming we exchange replacement SARs for all 3,571,000 eligible SARs that are subject to the offer, the aggregate number of replacement SAR units granted will be 2,868,600.

         We will not issue any fractional shares of restricted stock or fractional replacement SAR units. Instead, if the sum yields a fractional number of restricted shares or SAR units, we will round up to the nearest whole number of restricted shares or SAR units.

         The issuance of restricted stock or replacement SARs through the offer will not create any contractual or other right of the recipients to receive future awards under our equity incentive plans or any right of continued employment.

Description of the LTIP and the Restricted Stock

         The following summary concerning the LTIP and restricted stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to the LTIP and the form of restricted share grant agreement to be entered into between you and us, both of which have been included as exhibits to our tender offer statement on Schedule TO which has been filed with the SEC. A copy of a form of the restricted share grant agreement is attached hereto as Appendix B (for U.S. Employees) or Appendix D (for Non-U.S. Employees). Please contact Corporate Compensation, at (404) 652-4000 or by email at corpcomp@gapac.com, to receive a copy of the LTIP or the prospectus for the LTIP. Copies will be provided promptly at our expense. Such documents also are available on our Corporate Compensation Web Site at http://hrdirect.srv.gapac.com/compensation/.

         General. The purpose of the LTIP is to promote our interests and the interests of our shareholders by attracting and retaining exceptional executives and key employees, motivating employees by means of performance-related incentives to achieve long-range performance goals, and enabling employees to participate in our long-term growth and financial success.

         The LTIP authorizes the granting of awards in any of the following forms: (1) options to purchase shares of our common stock; (2) restricted or unrestricted shares of our common stock; (3) dividend equivalents; and (4) performance awards payable in cash, stock or options. There are currently 16,000,000 shares authorized for grant under the LTIP, of which 4,184,451 remained available for future grants as of April 28, 2003 (excluding the share increase related to the offer). In addition, our shareholders have approved an amendment to the LTIP so that the total number of shares authorized for grant under the LTIP will be increased, share for share, by the number of shares of restricted stock actually granted under the LTIP through the offer for surrendered options that were granted under option plans other than the LTIP. However, any such increase will be reversed, share for share, for any of such restricted shares that are later forfeited.

         Administration. The LTIP is administered by the Compensation Committee of our Board of Directors. The Compensation Committee of our Board of Directors has the sole authority to designate participants and determine the type, terms and conditions of awards to be granted.

         Restricted Stock versus Stock Options. Your stock options provide you the right to buy a share of our common stock at a fixed price, typically the fair market value on the date the option was granted. Outright ownership of the stock occurs only if you exercise the option by purchasing the stock at the fixed grant price. Accordingly, the value realized on exercise is the difference between the fixed grant price and the market price of the stock when the option is exercised.

         Restricted stock is stock that will be owned immediately, although it will be subject to forfeiture and other restrictions until the shares vest. These restrictions include prohibitions against sale, assignment, transfer, pledge, exchange, encumbrance or disposal of the restricted stock prior to vesting. Typically, vesting depends on continued employment for a specified time period. Unlike stock options, a holder does not pay a purchase price for restricted stock. Accordingly, the value realized is the fair market value of the restricted stock at the time it vests.

         Vesting of Restricted Stock. Under the terms of the restricted share grant agreement between you and us, the form of which is attached hereto as Appendix B (for U.S. Employees) or Appendix D (for Non-U.S. Employees), the shares of restricted stock will vest as follows:

•	twenty-five percent (25%) of the restricted shares you receive will vest on the first anniversary of the exchange date;

•	an additional twenty-five percent (25%) of the restricted shares you receive will vest on the second anniversary of the exchange date; and

•	the remaining fifty percent (50%) of the restricted shares you receive will vest on the third anniversary of the exchange date.

         Prior to vesting, your shares of restricted stock will be subject to forfeiture if you cease to be employed by us. However, you will be entitled to early vesting of all or a portion of your shares of restricted stock under the following circumstances:

•	Normal Retirement. All of your shares of restricted stock will vest immediately upon your termination of employment as a result of your retirement (1) after reaching age 65, or (2) after reaching age 62 and 10 years of service with Georgia-Pacific.

•	Disability or Death. In the event your employment with Georgia-Pacific is terminated as a result of a “Disability” (as defined in the restricted share grant agreement) or as a result of your death, all of your shares of restricted stock will vest immediately.

•	Change of Control. In the event of change of control of Georgia-Pacific, your shares of restricted stock shall immediately vest. A change of control will be deemed to occur if (1) an individual, entity or group acquires beneficial ownership of 20% or more of the combined voting power of the outstanding voting securities of Georgia-Pacific, (2) certain changes in the composition of our Board of Directors occur, (3) certain shareholder approved reorganizations, mergers or consolidation whereby Georgia-Pacific shareholders will hold less than 50% of the voting power of the combined entities, or (4) Georgia-Pacific is liquidated or dissolved.

         Shareholder Rights. As of the exchange date, you will be entitled to vote, receive dividends, if any, and except as described above, exercise all other rights of ownership of a holder of common stock with respect to your restricted shares. In the event we pay any dividends in the form of additional shares of our common stock, any such stock dividends paid with respect to shares of restricted stock will constitute additional shares of restricted stock and thus will be subject to the same restrictions as restricted stock until the underlying shares with respect to which the dividend was paid vest. Following the exchange date, you will receive, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed to our shareholders generally.

         No Stock Certificates. Your award of restricted stock will be evidenced by a restricted share grant agreement between you and us. Restricted stock will be held in our custody, in a book entry account with our transfer agent, until it has vested and you have satisfied any applicable tax withholding obligations on the stock. Any vested shares will be held in a book-entry account established for you with our transfer agent. You will receive a stock certificate for your vested shares only by requesting one from our transfer agent.

         Adjustments. In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting our common stock, our Compensation Committee may make adjustments in the aggregate number and kind of shares reserved for issuance under the LTIP, in the maximum number of shares that may be granted in any calendar year, and in the number, kind and exercise price of shares subject to outstanding awards, and may make such other adjustments as it may determine to be appropriate to ensure that participants are treated equitably.

         Termination or Amendment of the LTIP. Our Board of Directors may terminate or amend the LTIP at any time without shareholder approval, but only to the extent that shareholder approval is not required by applicable law or regulation. Although the Compensation Committee of our Board of Directors may amend or terminate outstanding awards, most amendments require the consent of the participant.

Description of the LTAP and the Replacement SARs

         The following summary concerning the LTAP and the replacement SARs does not purport to be complete and is subject to, and is qualified in its entirety by reference to the LTAP and the form of replacement SAR award agreement to be entered into between you and us, both of which have been included as exhibits to our tender offer statement on Schedule TO which has been filed with the SEC. A copy of a form of the replacement SAR award agreement is attached hereto as Appendix C (for U.S. Employees) or Appendix E (for Non-U.S. Employees). Please contact Corporate Compensation, at (404) 652-4000 or by email at corpcomp@gapac.com, to receive a copy of the LTAP. A copy will be provided promptly at our expense. A copy of the LTAP also is available on the Corporate Compensation Web Site at http://hrdirect.srv.gapac.com/compensation/.

         General. The purpose of the LTAP is to promote our interests and the interests of our shareholders by attracting and retaining exceptional executives and key employees, motivating employees by means of performance-related incentives to achieve long-range performance goals, and enabling employees to participate in our long-term growth and financial success.

         Under the LTAP, we may grant SARs to employees designated as participants under the plan. Each SAR granted under the LTAP is evidenced by an award agreement that sets forth, among other things, the grant date, number of SAR units and grant value for each SAR unit awarded.

         Replacement SARs. Your award of replacement SARs under the LTAP will be evidenced by a replacement SAR award agreement between you and us. Like the SARs you presently hold, the replacement SARs you may receive through the offer provide you with the right, once vested, to receive in cash as of the date of exercise, the appreciation, if any, in the fair market value of our common stock since the grant date of the replacement SAR multiplied by the number of replacement SARs that you exercise. The replacement SARs you receive will not be immediately exercisable and will be subject to forfeiture and other restrictions until vested. The replacement SARs will vest as follows:

•	twenty-five percent (25%) of the replacement SARs you receive will vest on the first anniversary of the exchange date;

•	an additional twenty-five percent (25%) of the replacement SARs you receive will vest on the second anniversary of the exchange date; and

•	the final fifty percent (50%) of the replacement SARs you receive will vest on the third anniversary of the exchange date.

         Prior to vesting, your replacement SARs will be subject to forfeiture if you cease to be employed by us. The replacement SARs offered in exchange for eligible SARs will vest immediately upon your termination of employment as a result of (1) your normal retirement after reaching age 65, or after reaching age 62 and 10 years of service with Georgia-Pacific, (2) your “Disability” (as defined in the replacement SAR award agreement) or death, or (3) a change of control of Georgia-Pacific.

         Termination or Amendment of the LTAP. We may terminate or amend the LTAP at any time without shareholder approval. Although we may amend outstanding SARs, most amendments require the approval of the participant.

Tax Consequences

         You should refer to Section 13 of this offer to exchange for a discussion of the material U.S. federal tax consequences of the acquisition and vesting of shares of restricted stock or replacement SARs for U.S. citizens and residents. We recommend that you consult with your own tax advisor to determine any local, state and foreign tax consequences of participating in the offer.

         Also see Section 14 of this offer to exchange for a general discussion of certain tax consequences for employees who are not U.S. citizens or residents. These may differ from, and may be more adverse to you, than if you were a U.S. citizen or resident. We recommend that you consult with your own tax advisor to determine the tax and social insurance contribution consequences, if any, of participating in the offer under the laws of the country in which you live and/or work.

Registration of Shares of Restricted Stock

         All shares of restricted stock issuable in connection with the offer have been registered under the Securities Act of 1933, as amended (the “Securities Act”), through a registration statement on Form S-8 filed with the SEC. Certain of our officers may be deemed to be affiliates under the Securities Act and, as such, are subject to restrictions on the resale of shares they acquire through the offer. Unless you are considered an affiliate of Georgia-Pacific, upon vesting you will be able to sell your shares of restricted stock free of any transfer restrictions under applicable securities laws. Generally, an affiliate of Georgia-Pacific is any person that directly or indirectly controls, is controlled by, or is under common control with Georgia-Pacific.

9.	Information about Georgia-Pacific Corporation

         We were organized in 1927 under the laws of the State of Georgia. Our principal executive offices are located at 133 Peachtree Street, N.E., Atlanta, Georgia 30303, and our telephone number is (404) 652-4000. Our Internet address on the worldwide web is http://www.gp.com. Information contained on our Web Site is not incorporated by reference into this offer to exchange and is not a part of this offer to exchange.

         We are organized into four principal businesses:

•	tissue and disposable tabletop products, which includes the manufacture of tissue products (including bathroom tissue, paper towels and paper napkins) and disposable tabletop products (including disposable cups, plates and cutlery);

•	packaging, which includes the manufacture of containerboard and packaging (including linerboard, medium, kraft and corrugated packaging);

•	bleached pulp and paper, which includes the manufacture of bleached pulp and paper (including paper, market and fluff pulp, and bleached board); and

•	building products, which includes the manufacture and distribution of building products (including plywood, oriented strand board, various industrial wood products, and softwood and hardwood lumber as well as certain non-wood products, including gypsum board, chemicals and other products).

         In the fourth quarter of fiscal 2002, we began reporting our continuing operations in six segments: North American consumer products, international consumer products, packaging, bleached pulp and paper, building products manufacturing and building products distribution. Effective November 2, 2002, we sold a 60% equity interest in our Unisource paper distribution subsidiary to an affiliate of Bain Capital Partners, LLC and retained the remaining 40% equity interest in Unisource. In the fourth quarter of fiscal 2002, we also began to report Unisource as a separate segment.

         Additional information about Georgia-Pacific is available from the documents described in Section 17 of this offer to exchange.

         Financial Information. Before deciding to participate in the offer, we encourage you to review the financial information included on pages 40 through 120 of our annual report on Form 10-K for the fiscal year ended December 28, 2002, and in Item 1 (“Financial Statements”)

of our quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2003, both of which are incorporated herein by reference.

         You should refer to Section 17, entitled “Additional Information,” on page 31, for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

         Summary Historical Financial Data. The following summary statement of income data and other financial data for each of the three fiscal years in the period ended December 28, 2002 and the summary balance sheet data as of December 29, 2001 and December 28, 2002 are derived from our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 28, 2002, which have been audited by Ernst & Young LLP, our independent auditors. The summary statement of income data and other financial data for the three months ended March 29, 2003 and March 30, 2002, and the summary balance sheet data as of March 29, 2003 are derived from our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2003 and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our financial data for the three months ended March 29, 2003 may not be indicative of results that may be expected for the full year.

         You should read the tables below in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those statements included in our annual report on Form 10-K for the fiscal year ended December 28, 2002 and our quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2003. You should refer to Section 17, entitled “Additional Information,” on page 31, for instructions on how you can obtain copies of our SEC filings.

				Three Months Ended
	Fiscal Year(a)
				March 30,	March 29,
	2000	2001	2002	2002	2003

	(in millions)
Statement of Income Data:
Net sales	$22,050	$25,016	$23,271	$5,796	$4,567
Costs and expenses:
Cost of sales	17,334	19,276	18,115	4,451	3,633
Selling and distribution	1,600	2,025	1,869	494	309
Depreciation and amortization	910	1,343	1,030	259	261
General and administrative	856	1,072	1,054	265	191
Interest	595	1,080	841	233	207
Other losses, net	202	515	870	3	79

Total costs and expenses	21,497	25,311	23,779	5,705	4,680

Income (loss) from continuing operations before income taxes	553	(295)	(508)	91	(113)
Provision (benefit) for income taxes	210	181	(318)	(30)	57

Income (loss) from continuing operations	343	(476)	(190)	61	(56)
Income from discontinued operations, net of taxes	162	70	—	—	—

Income (loss) before extraordinary loss and accounting change	505	(406)	(190)	61	56
Extraordinary loss, net of taxes	—	(12)	—	—	—
Cumulative effect of accounting change, net of taxes	—	11	(545)	(545)	28

Net (loss) income	$505	$(407)	$(735)	$(484)	$(28)

				Three Months Ended
	Fiscal Year(a)
				March 30,	March 29,
	2000	2001	2002	2002	2003

	(in millions)
Georgia-Pacific Group
Basic per share:
Income (loss) from continuing operations	$1.95	$(2.09)	$(0.80)	$0.27	$(0.22)
Extraordinary loss, net of taxes	$—	$(0.05)	$—	$—	$—
Cumulative effect of accounting change, net of taxes	$—	$0.04	$(2.29)	$(2.38)	$0.11

Net income (loss)	$1.95	$(2.10)	$(3.09)	$(2.11)	$(0.11)

Diluted per share:
Income (loss) from continuing operations	$1.94	$(2.09)	$(0.80)	$0.26	$(0.22)
Extraordinary loss, net of taxes	$—	$(0.05)	$—	$—	$—
Cumulative effect of accounting change, net of taxes	$—	$0.04	$(2.29)	$(2.36)	$0.11

Net income (loss)	$1.94	$(2.10)	$(3.09)	$(2.10)	$(0.11)

The Timber Company
Basic per common share	$2.01	$0.86	$—	$—	$—

Diluted per common share	$2.00	$0.86	$—	$—	$—

	Fiscal Year(a)		As of
			March 29,
	2001	2002	2003

	(in millions)
Balance Sheet Data (at period end):
Current assets	$5,460	$4,706	$5,087
Non-current assets	20,904	19,923	19,770
Total assets	26,364	24,629	24,857
Current liabilities	5,810	4,045	4,069
Non-current liabilities	15,649	16,024	16,223
Total liabilities	21,459	20,069	20,292
Shareholders’ equity	4,905	4,560	4,565
Book value per common share	21.32	18.23	18.24

(a)	Information in the tables above for, and as of the end of, fiscal 2000 and fiscal 2001 reflects The Timber Company, which we disposed of in a spin-off transaction in October 2001, as discontinued operations.

						Three Months Ended
	Fiscal Year Ended
						March 29,	March 28,
	2002		2001		2000	2003	2002

Ratios of earnings to fixed charges	(b	)	(b	)	1.75x	(b )	1.33x

(b)	In the first quarter 2003, fiscal 2002 and fiscal 2001, fixed charges exceeded earnings by $115 million, $522 million and $305 million, respectively.

10.	Interests of Directors and Officers; Transactions and Arrangements about the Options and SARs

         Information about the members of our Board of Directors and our executive officers is attached to this offer to exchange as Schedule I. For information with respect to the beneficial ownership of our common stock by our directors and executive officers, please refer to our Proxy Statement relating to our 2003 Annual Meeting of Shareholders, incorporated herein by reference.

         As of April 28, 2003, our executive officers and directors as a group beneficially held options outstanding under our equity incentive plans to purchase a total of 4,352,509 shares of our common stock. That number represented approximately 16.7% of the shares subject to all of our outstanding stock options, as of April 28, 2003. In addition, as of April 28, 2003, our executive officers and directors as a group beneficially held 1,894,450 SARs, representing approximately 30.4% of all SARs outstanding under the LTAP.

         Except for one of our current executive officers who was not an executive officer at the time the offer was approved by our Board, no director or executive officer is eligible to participate in the offer. With the exception of 82,074 options held by this officer, none of the options and SARs held by our directors and executive officers are subject to the offer. Our participating officer will participate in the offer under the same terms and conditions as other eligible employees.

         Based upon our records and upon information provided to us by our directors, executive officers, associates and subsidiaries, neither we nor, to our knowledge, any of our directors or executive officers of any of our subsidiaries nor any associates or subsidiaries of any of the foregoing, has effected any transactions in our common stock, stock options or SARs during the 60 days prior to the date hereof, other than routine acquisitions of our common stock by our executive officers who participate in the Georgia-Pacific Corporation Salaried 401(k) Plan.

         Except for outstanding options to purchase common stock and SARs granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to equity compensation plans, and except as set forth in this offer to exchange, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

11.	Status of Options and SARs Accepted for Cancellation by Us in the Offer; Accounting Consequences of the Offer

         Under current APB 25 accounting rules, we will be required to record a fixed compensation expense on our income statement equal to the fair market value of the shares of restricted stock granted through the offer. This cost generally will be amortized over the three-year vesting period for these shares. Any eligible options that are not surrendered for exchange will, as of the end of the offering period, become subject to variable accounting (i.e., the accounting charge will vary in accordance with the market price of our common stock) until such options are exercised, forfeited or expire unexercised. The eligible SARs, and any replacement SARs granted through the offer, will continue to be subject to variable accounting until such SARs are exercised, forfeited or expire unexercised.

         Eligible options and SARs that we accept for exchange in connection with the offer will be cancelled, and restricted stock and replacement SARs, respectively, will be issued in exchange. Except in the case of eligible options that were originally granted under the LTIP, shares underlying eligible options surrendered for exchange will not again be available for future grants under the plan from which they came.

12.	Legal Matters; Regulatory Approvals

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options for shares of restricted stock or eligible SARs for replacement SARs, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the options or SARs as contemplated in the offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of options or SARs returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in adverse consequences to our business. Our obligation under the offer to accept the eligible options and SARs and to issue shares of restricted stock and replacement SARs is subject to the conditions described in Section 6 of this offer to exchange. We are not aware of any legal proceedings threatened or pending relating to the offer.

13.	Material U.S. Federal Income Tax Consequences

         The following is a general summary of the material United States federal income tax consequences of the exchange of eligible options and SARs pursuant to the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances, and it is not intended to be applicable in all respects to all categories of shareholders.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO ANY LOCAL, STATE AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

         Exchange of Eligible Options for Restricted Stock. There are no immediate tax consequences of receiving restricted stock in exchange for your eligible options, unless you make an election under Section 83(b) of the Code. Upon vesting in the restricted stock, you will be required to recognize ordinary income in an amount equal to the fair market value of such restricted stock, based on the mean of the high and low sales price of our common stock on the vesting date. This means that ordinary income will be reflected on your year-end Form W-2, and we will have an obligation to withhold certain federal and state income and payroll taxes, much like the obligation that arises when you exercise a non-qualified stock option or when we pay to you your salary or a bonus. We will calculate the applicable withholding using the current federal and state supplemental withholding rates in effect on the date of vesting. Before your vested shares are released from our custody, all applicable tax withholding obligations with respect to a vesting event must be satisfied. Unless we approve other arrangements, you must deliver to us a certified check or money order in the amount of the required withholding amount.

         If you make a Section 83(b) election, it must be made and filed with the Internal Revenue Service within 30 days of the exchange date. If you make a Section 83(b) election with respect to all of part of your restricted stock, you will be required to recognize taxable income at the time of the exchange in an amount equal to the fair market value of such restricted stock on such date, and you will be required to remit a certified check or money order to us to satisfy the tax withholding obligation with respect to the Section 83(b) election. If the restricted shares are subsequently forfeited, you are not entitled to a deduction for the loss. However, having made the election, if you hold the restricted shares until they vest and subsequently sell the vested shares, the gain or loss will be taxed as capital gain or capital loss as opposed to ordinary income or loss.

         We will generally be allowed a business expense deduction for the amount of any taxable income that is recognized by you at the time such income is recognized. Section 162(m) of the Code, however, may limit the deduction that can be claimed by us in certain circumstances.

         Exchange of Eligible SARs for Replacement SARs. You should not have any federal income tax liability as a result of the exchange of your eligible SARs for replacement SARs. If you receive payment upon exercise of your replacement SARs, you will recognize ordinary income equal to the gross amount of the payment received. The payment you receive will be net of current federal and state tax withholding at the supplemental rates in effect at the date of payment.

14.	Non-U.S. Tax Consequences

         If you are not a resident or citizen of the U.S., the tax consequences of participating in the offer may differ from and be more adverse than the tax consequences to a U.S. citizen or resident. Appendix F to this offer to exchange contains summaries of the tax consequences for the countries other than the U.S. in which our active employees perform services. These summaries are general in nature and do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor are they intended to be applicable in all respects to all categories of option or SAR holders. The summaries are limited to the tax consequences of the offer and the initial taxable event connected to restricted stock or replacement SARs. Generally, these summaries do not address any net wealth tax that may be due when restricted stock or replacement SARs vest, or income tax that may be due in connection with any dividends paid with respect to such restricted stock, if any. The summaries are based on the tax laws as of the date of this offer to exchange. Please note that tax laws change frequently and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

         We recommend that you consult your own tax or financial advisor before deciding to participate in the offer.

15.	Extension of the Offer; Termination; Amendment

         We expressly reserve the right, in our sole discretion and subject to applicable law, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay accepting any eligible options and SARs tendered for exchange by giving oral or written notice of the extension by making a public announcement thereof.

         We also expressly reserve the right, in our judgment and subject to applicable law, prior to the expiration date, to terminate or amend the offer and to postpone our acceptance and cancellation of any eligible options and SARs tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving notice thereof by making a public announcement thereof. Our reservation of the right to delay accepting and canceling eligible options and SARs is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return any options or SARs tendered promptly after we terminate or withdraw the offer.

         Subject to compliance with any applicable laws, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend the offer in any way, including decreasing or increasing the per share/unit exchange value for any class of eligible options or SARs (i.e., the consideration offered to you through the offer) or by increasing or decreasing the number of options or SARs eligible to be exchanged through the offer.

         Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the announcement of the extension will be issued no later than 9:00 a.m., Atlanta, Georgia Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the offer will be disseminated promptly in a manner reasonably designated to inform you of such amendment. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

         If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act and will promptly notify you of such change. Under these rules, the minimum period an offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in the consideration offered or in the number of securities sought through the offer, will depend on the facts and circumstances.

         The offer will be extended until the expiration of at least 10 business days from the date of publication of notice if:

•	we increase or decrease the amount of consideration to be paid for the eligible options or SARs;

•	we decrease the number of options or SARs available for exchange through the offer; or

•	we increase the number of options or SARs available for exchange, and such increase exceeds 2% of the outstanding eligible options or SARs.

16.	Fees and Expenses

         We will not pay any fees or commission to any broker, dealer or other person for soliciting tenders of eligible options or SARs pursuant to the offer. We have retained EquiServe Trust Company, N.A., as the exchange agent for the offer. We will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses.

17.	Additional Information

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web Site at http://www.sec.gov. Please note that the SEC’s Web Site is included in the offer to exchange as an inactive textual reference only. The information contained on the SEC’s Web Site is not incorporated by reference into this offer to exchange and should not be considered to be part of this offer to exchange. You also may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         We incorporate by reference into this offer to exchange certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this offer to exchange and information that we subsequently file with the SEC will automatically update and supersede information in this offer to exchange and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offer to exchange has been completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2002;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003;

•	Our Current Reports on Form 8-K filed with the SEC on January 14, 2003, January 21, 2003, January 24, 2003, February 3, 2003, March 31, 2003, and April 8, 2003; and

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2003.

         You may request a copy of these filings, other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: 133 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 652-4000, Attention: Corporate Secretary.

         To obtain timely delivery of this information, you must request it no later than five (5) business days before June 4, 2003, the expiration date of the offer.

         This offer to exchange is a part of a tender offer statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether to exchange your options.

         The information contained in this offer to exchange about Georgia-Pacific should be read together with the information contained in the documents to which we have referred you.

18.	Forward-Looking Statements

         This offer to exchange contains forward-looking statements within the meaning of the federal securities laws. We have also made forward-looking statements in reports filed with the SEC that are incorporated by reference into this offer to exchange. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, or followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate,” or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial or operating results, strategies, contingencies, financing plans, working capital needs, sources of liquidity, capital expenditures, amounts and timing of expenditures and the adequacy of our reserves with respect to liabilities relating to asbestos-containing products or the environment (and amounts and timing of insurance recoveries covering those expenses) and contemplated transactions.

         Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, the estimated cost of environmental compliance, expected outcomes of pending litigation, the expected costs of pending and future asbestos and environmental claims, the solvency of our insurers and the ultimate resolution of allocation and coverage issues with those insurers (including, without limitation, issues relating to asbestos and environmental claims), competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, factors discussed under the heading “Certain Risks of Participating in the Offer” and the following:

•	Changes in general economic conditions and interest rates;

•	Changes in the availability of capital;

•	Changes in competitive conditions and prices in our markets;

•	Changes in the relationship between supply of and demand for our products;

•	Foreign currency fluctuations relative to the United States dollar;

•	Fluctuations in raw material and labor costs;

•	Changes in other significant operating expenses;

•	Unanticipated expenditures with respect to environmental, safety and health laws; and

•	Timing and occurrence of events, including events and resulting expenses related to asbestos-related claims against us.

         You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

19.	Miscellaneous

         We are not aware of any jurisdiction where the making of the offer violates applicable law. If we become aware of any jurisdiction where the making of the offer violates any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or further efforts to comply are not advisable, the offer will not be made to, nor will tenders of eligible options and SARs be accepted from or on behalf of, the option holders and SAR holders residing in such jurisdiction.

         We have not authorized any person to make any recommendation on your behalf as to whether you should elect to exchange or refrain from exchanging your options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document or the accompanying Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

GEORGIA-PACIFIC CORPORATION

May 7, 2003

SCHEDULE I

INFORMATION ABOUT THE DIRECTORS AND

EXECUTIVE OFFICERS OF GEORGIA-PACIFIC CORPORATION

         The directors and executive officers of Georgia-Pacific Corporation and their positions and offices as of May 1, 2003, are set forth in the following table:

Name	Position

Alston D. Correll	Director, Chairman and Chief Executive Officer
James S. Balloun	Director
Barbara L. Bowles	Director
Worley H. Clark, Jr.	Director
Jane Evans	Director
Donald V. Fites	Director
Richard V. Giordano	Director
David R. Goode	Director
M. Douglas Ivester	Director
Louis W. Sullivan, M.D.	Director
Lee M. Thomas	Director, President and Chief Operating Officer
James B. Williams	Director
John D. Zeglis	Director
Patricia A. Barnard	Executive Vice President - Human Resources
James E. Bostic, Jr.	Executive Vice President - Environmental, Government Affairs and
Corporate Services
Michael C. Burandt	Executive Vice President and President - North American Consumer
Products
Danny W. Huff	Executive Vice President - Finance and Chief Financial Officer
James F. Kelley	Executive Vice President and General Counsel
Steven J. Klinger	Executive Vice President - Packaging
John F. Lundgren	President - European Consumer Products
David J. Paterson	Executive Vice President - Building Products
Ronald L. Paul	Executive Vice President - Wood Products
George W. Wurtz III	Executive Vice President - Pulp and Paper

         The address of each director and executive officer is: c/o Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303.

APPENDIX A

DETAILED SCHEDULE OF ELIGIBLE OPTIONS AND SARS

AND EXCHANGE RATIOS

1.      Georgia-Pacific Corporation Long-Term Incentive Plan (the “LTIP”)

Class for				Exchange Ratio:
Purposes of the	Grant	Expiration	Exercise	Options to be Exchanged for
Offer	Date	Date	Price	One Share of Restricted Stock
A	January 29, 2001	January 29, 2011	$29.47	2.0
A	January 31, 2002	January 31, 2012	$24.44	2.0
B	January 29, 1998	January 29, 2008	$28.21	3.0
B	July 29, 1998	January 29, 2008	$28.21	3.0
B	January 28, 1999	January 28, 2009	$32.17	3.0
B	January 21, 2000	January 21, 2010	$41.59	3.0

2.	Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (the “SVIP”)

Class for				Exchange Ratio:
Purposes of the	Grant	Expiration	Exercise	Options to be Exchanged for
Offer	Date	Date	Price	One Share of Restricted Stock
B	February 3, 1997	February 2, 2007	$26.42	3.0
C	May 7, 1996	May 6, 2006	$27.33	4.0
C	February 1, 1996	January 31, 2006	$25.84	4.0
D	April 1, 1995	March 31, 2005	$28.65	5.0

3.	Fort James Corporation 1996 Stock Option Plan (the “Fort James Plan”)

Class for				Exchange Ratio:
Purposes of the	Grant	Expiration	Exercise	Options to be Exchanged for
Offer	Date	Date	Price	One Share of Restricted Stock
E	August 16, 1999	August 16, 2009	$25.70	2.0
E	February 11, 2000	February 11, 2010	$17.61	2.0
E	August 15, 2000	August 15, 2010	$23.15	2.0
F	July 1, 1996	July 1, 2006	$18.90	3.0
F	January 6, 1998	January 6, 2008	$26.63	3.0
F	January 6, 1999	January 6, 2009	$28.06	3.0
F	January 6, 1999	January 6, 2009	$26.63	3.0
G	August 6, 1997	August 6, 2007	$30.52	4.0

A-1

4.	James River Corporation of Virginia 1987 Stock Option Plan (the “James River Plan”)

Class for				Exchange Ratio:
Purposes of the			Exercise	Options to be Exchanged for
Offer	Grant Date	Expiration Date	Price	One Share of Restricted Stock
H	October 17, 1994	October 17, 2004	$16.58	3.0
H	February 6, 1995	February 6, 2005	$16.23	3.0
H	May 1, 1995	May 1, 2005	$18.96	3.0
H	June 26, 1995	June 26, 2005	$18.87	3.0
H	July 23, 1995	July 23, 2005	$18.64	3.0
H	November 13, 1995	November 13, 2005	$22.03	3.0
H	March 14, 1996	March 14, 2006	$19.62	3.0
I	August 7, 1995	August 7, 2005	$24.63	4.0
I	August 14, 1995	August 14, 2005	$24.01	4.0
I	August 21, 1995	August 21, 2005	$25.24	4.0
I	September 18, 1995	September 18, 2005	$24.76	4.0
I	October 2, 1995	October 2, 2005	$23.06	4.0
I	October 16, 1995	October 16, 2005	$23.46	4.0

5.	Georgia-Pacific Corporation Long-Term Appreciation Plan

Class for				Exchange Ratio:
Purposes of the			Exercise	SARs to be Exchanged for
Offer	Grant Date	Expiration Date	Price	One Replacement SAR
J	January 31, 2002	January 31, 2012	$24.44	1.2
K	January 29, 2001	January 29, 2011	$29.47	1.3

A-2

APPENDIX B

FORM OF RESTRICTED SHARE GRANT AGREEMENT

(U.S. EMPLOYEES)

APPENDIX B

GEORGIA-PACIFIC CORPORATION

LONG-TERM INCENTIVE PLAN

FORM OF

RESTRICTED SHARE GRANT AGREEMENT
2003 EXCHANGE PROGRAM

Participant:	[First Middle Last]
Restricted Share Grant:	[ ] shares
Grant Date:	June , 2003

THIS AGREEMENT, dated as of the Grant Date stated above, by and between Georgia-Pacific Corporation (the “Company”) and the Participant:

WITNESSETH:

         WHEREAS, the Company previously granted stock options to purchase shares of Common Stock to the Participant for purposes of augmenting the Participant’s proprietary interest in the success of the Company, and thereby focusing the Participant’s efforts on increasing shareholder value;

         WHEREAS, the Company offered eligible employees the right to exchange outstanding stock options for a lesser number of shares of restricted Common Stock (the “Option Exchange”);

         WHEREAS, the Participant elected to participate in the Option Exchange and has exchanged all eligible stock options previously granted to the Participant for shares of restricted Common Stock as described in this Agreement;

         WHEREAS, the shares of restricted Common Stock described in this Agreement have been granted pursuant to, and are governed by, the Plan (as defined herein);

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.      Definitions. All the definitions set forth in the Plan are hereby incorporated in this Agreement. For purposes of this Agreement, the following additional terms shall be defined as follows:

         (a)    Agent means Equiserve Trust Company, N.A. or any other entity designated by the Plan Administrator to act as its administrative service provider.

         (b)    Agreement means this agreement between the Participant and the Company setting forth the terms and conditions of the Restricted Share grant described herein.

         (c)    Beneficiary means the person(s) designated by the Participant pursuant to Section 9(e) of this Agreement to receive his/her rights under this Agreement upon his/her death.

         (d)    Board of Directors means the Board of Directors of the Company.

         (e)    Cause means any of the actions or omissions specified in Section 2(d) of the Plan.

         (f)    Change of Control has the meanings specified in Section 11(b) of the Plan.

         (g)    Committee means the Compensation Committee of the Board of Directors, or a subcommittee of such Committee, as the same may be constituted from time to time.

         (h)    Common Stock means the Company’s common stock, par value $0.80 per share.

         (i)    Disability means “total disability” as defined under the long-term disability program of the Georgia-Pacific Corporation Life Choices Plus Benefits Program — Long-Term Disability Plan (whether or not the Participant is covered under or eligible to participate in such program).

         (j)    Disability Retirement Date means the later of (i) the day the Participant’s employment with the Company or a Subsidiary ends after the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury are authorized in accordance with its then-current medical leave policy, but only if the Participant’s Disability continues through that date, or (ii) the day the Participant’s employment with the Company or a Subsidiary ends after the last day of a personal leave of absence immediately following such period of salary continuation referred to in (i) above, provided that the Participant has a Disability on such date. If the Participant’s employment is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Plan Administrator) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Participant will have a Disability Retirement Date on the last day of the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury would have been authorized in accordance with its then-current medical leave policy if the Participant’s employment had not been terminated (in the case of termination during a medical leave) or on the date of termination of employment (in the case of termination during the personal leave of absence), provided that he still has a Disability on such date.

         (k)    Grant Date means the date set forth on the first page of this Agreement.

         (l)    Normal Retirement Date means the Participant’s last day of active employment by the Company or a Subsidiary after having attained (i) at least age 62 (but not age 65) and at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Salaried 401(k) Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company, whether or not the Participant is eligible to participate in such plan or successor plan), or (ii) at least age 65.

         (m)    Participant means the employee of the Company or a Subsidiary named on the first page of this Agreement.

         (n)    Plan means the Georgia-Pacific Corporation Long-Term Incentive Plan (formerly known as the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan) as adopted by the Board of Directors on September 17, 1997, and approved by the Company’s shareholders on December 16, 1997, and as amended from time to time.

         (o)    Plan Administrator means the Committee, provided, however, that to the extent permitted by the Plan and authorized by the Committee, the Chief Executive Officer of the Company may act on behalf of the Committee in executing the duties and responsibilities of the Plan Administrator.

         (p)    Restricted Shares means the shares of restricted Common Stock granted to the Participant under the terms and conditions of this Agreement.

         (q)    Subsidiary means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

         (r)    Tax-Related Items means all tax, social insurance and payroll tax that may arise and fall due in relation to the grant, vesting or sale of the Restricted Shares granted under this Agreement.

         (s)    Vesting Date means a date upon which the restrictions contained in Section 4 of this Agreement lapse with respect to any portion of the Restricted Shares (but only with respect to the

Restricted Shares vested at such time), which date shall be determined in accordance with Section 3 of this Agreement.

2.    Restricted Share Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants the Participant the number of Restricted Shares set forth on the first page of this Agreement.

3.    Vesting.

         (a) Regular Vesting. Except as stated in Sections 3(b) and 3(c) of this Agreement, the Participant shall become fully vested in a percentage of his or her Restricted Shares granted pursuant to Section 2 in accordance with the following chart:

Percentage of Total
Vesting Date	Shares Under Option

First anniversary of Grant Date	25%
Second anniversary of Grant Date	25%
Third anniversary of Grant Date	50%

         (b)    Accelerated Vesting. Notwithstanding the regular vesting rule specified in Section 2(a) of this Agreement, the Restricted Shares shall become 100% vested upon the earliest to occur of the following Vesting Dates:

(i) on the Participant’s Normal Retirement Date;

(ii) on the Participant’s Disability Retirement Date;

(iii) on the date of the Participant’s death prior to his termination of employment with the Company or a Subsidiary;

(iv) as a result of a Change of Control; or

(v) subject to the approval of the Committee, on the date of the Participant’s involuntary termination of employment with the Company or a Subsidiary due to (A) job elimination or (B) such other reason as may be specifically approved by the Committee.

Except as otherwise provided in this Agreement in the case of a Disability Retirement Date which occurs after the Participant’s termination of employment with the Company or a Subsidiary, no Vesting Date will occur — and no Restricted Shares may vest — following termination of the Participant’s employment with the Company or a Subsidiary.

         (c) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Company or a Subsidiary terminates the Participant’s employment for Cause prior to a Change of Control, this Agreement shall be terminated and all Restricted Shares granted to the Participant under this Agreement shall be forfeited, regardless of whether a Vesting Date has occurred on or before such termination date, unless and to the extent that the Plan Administrator determines that such forfeiture would violate applicable law.

4.      Restrictions/Forfeitures. Restricted Shares will be subject to the following restrictions until their respective Vesting Dates:

         (a)    Forfeiture on Termination. Subject to Section 3 of this Agreement, if the Participant’s employment with the Company or a Subsidiary terminates for any reason prior to the Vesting Date for a given portion of the Restricted Shares, the Participant shall forfeit all rights with respect to such unvested Restricted Shares, and the book entry account shall be null, void and of no effect as of the date the Participant’s employment terminates.

         (b)    Nontransferability. Prior to the Vesting Date with respect to the Restricted Shares, such Restricted Shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party, except as otherwise provided in Section 9(d) in this Agreement.

         (c)    Additional Shares. Any shares of Common Stock accruing to Restricted Shares as a result of any adjustment under Section 9(h) of this Agreement will be subject to the same restrictions (and have the same Vesting Dates) as the Restricted Shares to which they accrue.

5.      Delivery of Shares.

         (a)    Granted Shares. The Restricted Shares awarded under this Plan shall be held in a book entry account for the Participant by a broker-dealer designated by the Company and shall be registered in his name. Such Restricted Shares shall be subject to the restrictions described in Sections 3 and 4 of this Agreement until the Vesting Date for such Restricted Shares, and the book entry account evidencing the Restricted Shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Agreement. Such Restricted Shares, when issued in accordance with this Agreement, shall be deemed to be fully paid and nonassessable. The Participant shall supply the Company or the Agent (as instructed) with an executed stock power or similar authorization with respect to any Restricted Shares held in a book entry account.

         (b)    Vested Shares. Within ten (10) business days after the date on which Restricted Shares have vested pursuant to Section 3 of this Agreement, the restrictions on the book entry account holding such shares shall be removed and the stock power or similar authorization described in Section 5(a) of this Agreement will be destroyed. Thereafter, the Participant shall enjoy full shareholder and ownership rights with respect to such shares. At the Participant’s direction and expense, a stock certificate representing all such Restricted Shares shall be delivered to the Participant.

6.      Ownership Rights. Except as otherwise provided in Sections 4 and 5 of this Agreement, upon the grant of the Restricted Shares under this Agreement, the Participant shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will be exercisable only if the record date for determining shareholders entitled to vote, or to receive dividends, falls on or after the Grant Date and before the effective date of a forfeiture of the Restricted Shares under Section 4 of this Agreement. The Participant shall have the same rights with respect to any shares of Common Stock accruing to Restricted Shares as a result of any adjustment under Section 9(h) of this Agreement.

7.      Deferral of Exercise or Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Plan Administrator, the Agent or the Participant to take any action or refrain from action in connection with the delivery of Restricted Shares under this Agreement, or to delay such delivery, then the delivery of such Restricted Shares shall be deferred until such action has been taken or such restriction on action has been removed.

8.      Termination Date. The Participant’s date of termination of employment from the Company shall be deemed for purposes of this Agreement to be the later of (i) his last day of active work for the Company or (ii) his last day on the active employee payroll of the Company; provided, however, that for all purposes of this Agreement, the Participant shall be deemed actively at work during any period the Participant is on approved paid medical leave or on a layoff under the Company’s salaried employee layoff policy or during the protected reemployment period applicable to any Participant on military leave.

9.      General Provisions. By executing this Agreement, the Participant acknowledges that he or she has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a)    Authority of Plan Administrator. In accordance with Section 7(b) of the Plan, the Plan Administrator shall have the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to the Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Plan Administrator in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Plan Administrator shall be final, binding and conclusive with respect to the Participant and all other persons affected thereby.

         (b)    Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company or the Agent to the Participant), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company or the Agent, at l33 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Compensation Department, or at such other address as the Company or the Agent by notice to the Participant may have designated from time to time; (ii) if to the Participant, at the address indicated in the Participant’s then-current personnel records, or at such other address as the Participant by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c)    Responsibility for Taxes. The ultimate liability for any and all Tax-Related Items is and remains the Participant’s responsibility and liability, and the Company and/or the Participant’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant under this Agreement, including the grant, vesting and the subsequent sale of Restricted Shares acquired under the Plan; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Share grant to reduce or eliminate the Participant’s liability for Tax-Related Items.

         Prior to the applicable Vesting Date, the Participant shall pay or make adequate arrangements satisfactory to the Company and the Participant’s employer to satisfy all withholding obligations of the Company and/or the Participant’s employer. The Participant authorizes the Company, the Participant’s employer and/or the Agent to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s salary or other cash compensation paid to the Participant by the Company, the Participant’s employer and/or the Agent. Alternatively, or in addition, the Committee or its delegate, in its sole discretion and pursuant to such procedures as it may specify from time to time, and if permitted by local law, may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by one or some combination of the following methods, by: (i) electing to have the Company withhold otherwise deliverable Restricted Shares having a fair market value equal to the amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Participant having a fair market value equal to the amount required to be withheld, or (iii) such other methods as the Committee or its delegate may deem appropriate. For the purpose of this section, the fair market value of the Restricted Shares to be withheld or Common Stock delivered shall be determined as of the date that the Tax-Related Items are required to be withheld.

         (d)    Nontransferability. This Agreement and the Restricted Shares granted to the Participant shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Participant to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer this Agreement or any of the Restricted Shares granted under this Agreement.

         (e)    Designation of Beneficiary. Notwithstanding anything in Section 9(d) of this Agreement to the contrary, the Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Agent in accordance with uniform procedures specified by the Plan Administrator. The Participant may change or revoke a Beneficiary designation at any time by filing a written statement of such change or revocation with the Agent in accordance with uniform procedures specified by the Plan Administrator. No Beneficiary designation or change of Beneficiary designation will be effective until notice thereof is received. If a Participant fails to designate a Beneficiary or if the Beneficiary predeceases the Participant, the Participant’s estate shall be deemed to be his/her Beneficiary for purposes of this Agreement.

         (f)    No Shareholder Rights. Except as otherwise specifically provided in Section 6 of this Agreement (regarding shareholder rights of the Participant with respect to Restricted Shares), until Restricted Shares have vested in accordance with the provisions of Section 3 of this Agreement, the Participant shall have no rights as a shareholder of the Company, and shall not be deemed to be a shareholder of the Company for any purpose as a result of any grant of Restricted Shares to the Participant.

         (g)    Nature of Grant. The Participant acknowledges that (i) the Plan is discretionary in nature; (ii) the grant of the Restricted Shares under this Agreement is voluntary and does not create any contractual or other right to receive future grants under the Plan, or benefits in lieu of grants even if such grants have been granted repeatedly in the past; (iii) all decisions with respect to any such future grants will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan shall not create a right to further employment with the Participant’s employer and shall not interfere with the ability of the Participant’s employer to terminate the Participant’s employment relationship at any time with or without Cause; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Restricted Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (vii) the Restricted Shares are not part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the Restricted Shares have been granted to the Participant in the Participant’s status as an employee of the Participant’s employer, and, in the event that the Participant’s employer is not the Company, the Restricted Shares can in no event be understood or interpreted to mean that the Company is the Participant’s employer or that the Participant has an employment relationship with the Company; (ix) the future value of the Restricted Shares is unknown and cannot be predicted with certainty; and (x) no claim or entitlement to compensation or damages arises from termination of the Restricted Shares or diminution in value of the Common Stock and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise.

         (h)    Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Company or its stockholders reserved to them in Section 9(a) of the Plan, and in the event of any extraordinary transaction with respect to or affecting the Common Stock, adjustments to the number of Restricted Shares granted in this Agreement may be made in accordance with the provisions of Section 9(b) of the Plan.

         (i)    Fractional Shares. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the number of Restricted Shares or any vesting calculation pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected number or vested portion shall be rounded up to the nearest whole share.

         (j)    Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Plan Administrator, but only to the extent permitted under the Plan.

         (k)    Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes and specific language of the Plan.

         (l)    Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Plan Administrator or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (m)   Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

         (n)    Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Participant has executed this Agreement, as of the day and year first above written.

GEORGIA-PACIFIC CORPORATION

By:

A. D. Correll
Chairman and Chief Executive Officer

ATTEST:

Kenneth F. Khoury
Secretary

PARTICIPANT

Name:

NOTE: PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT

AND BENEFICIARY DESIGNATION FORM AND RETURN IT TO:

GEORGIA-PACIFIC CORPORATION

CORPORATE COMPENSATION DEPARTMENT (GA030-14)
GEORGIA-PACIFIC STOCK OPTION PLAN
“PERSONAL AND CONFIDENTIAL”
133 PEACHTREE STREET (30303)
P. O. BOX 105605
ATLANTA, GA 30348-5605

ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM

         Under the terms of the Georgia-Pacific Corporation Long-Term Incentive Plan (“LTIP”), you have the right to designate a beneficiary to exercise certain rights that may arise under your Restricted Share grant in the event of your death. If you do not designate a beneficiary in writing, these rights will pass to your estate upon your death. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Company has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying Georgia-Pacific Corporation in writing at the address indicated below.

         Please take time to fill out this form and return it to Georgia-Pacific Corporation at the following address: Georgia-Pacific Corporation, Corporate Compensation Department (GA030-14), Georgia-Pacific Group Stock Option Plan, 133 Peachtree Street (30303), P. O. Box 105605, Atlanta, Georgia 30348-5605. Beneficiary designations or modifications of beneficiary designations sent to any other address will NOT be effective until actually received by Georgia-Pacific Company. The Company has no responsibility for beneficiary designation forms which are not submitted as indicated above.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.

☐	I designate my estate as my beneficiary under my 2003 Restricted Share grant under the LTIP.

☐	I designate the following person(s) as my beneficiary(ies) under my 2003 Restricted Share grant under the LTIP:

Social Security Number
Name	Address	Relationship to You	(if known)

I acknowledge receipt of the executed Restricted Share agreement evidencing my June      , 2003 Restricted Share grant under the Georgia-Pacific Corporation Long-Term Incentive Plan received pursuant to the 2003 Exchange Program and confirm that the beneficiary(ies) designated above have been selected by me in free exercise of my own discretion.

Signature:

 Printed Name:

Date:

APPENDIX C

FORM OF REPLACEMENT SAR AWARD AGREEMENT

(U.S. EMPLOYEES)

APPENDIX C

GEORGIA-PACIFIC CORPORATION

LONG-TERM APPRECIATION PLAN

FORM OF

REPLACEMENT SAR AWARD AGREEMENT
2003 EXCHANGE PROGRAM

Participant:	[First Middle Last]
Replacement SAR Units	[ ] Units
Grant Value	$[ ] per Replacement SAR Unit
Grant Date	June , 2003

THIS AGREEMENT dated as of the Grant Date by and between Georgia-Pacific Corporation (the “Company”) and the Participant:

WITNESSETH:

         WHEREAS, the Company previously granted an SAR award to Participant to provide him/her the opportunity participate in the appreciation in the value of its Common Stock;

         WHEREAS, the Company offered eligible employees the right to exchange outstanding SAR awards for a lesser number of replacement SAR (“Replacement SAR”) awards at a lower Grant Value (the “SAR Exchange”);

         WHEREAS, the Participant elected to participate in the SAR Exchange and has exchanged all outstanding SAR awards previously granted to the Participant for the Replacement SAR award described in this Agreement, which has been granted pursuant to, and is governed by, the Georgia-Pacific Corporation Long-Term Appreciation Plan (the “Plan”);

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.      Definitions. All of the definitions set forth in the Plan are hereby incorporated in this Agreement. For purposes of this Agreement, the following additional terms shall be defined as follows:

         (a)    Agent means Equiserve Trust Company, N.A. or any other entity designated by the Company to act as its administrative service provider.

         (b)    Agreement means this agreement between the Participant and the Company setting forth the terms and conditions of the Replacement SAR grant described herein.

         (c)    Beneficiary means the person(s) designated by the Participant pursuant to Section 7(d) of this Agreement to receive his/her rights under this Agreement upon his/her death.

         (d)    Board of Directors means the Board of Directors of the Company.

         (e)    Cause means any of the actions or omissions specified in Section 2(b) of the Plan.

         (f)    Change of Control has the meaning specified in Section 11(b) of the Plan.

         (g)    Common Stock means the Company’s common stock, par value $0.80 per share.

         (g)    Disability means “total disability” as defined under the Georgia-Pacific Corporation Life Choices Plus Benefits Program — Long-Term Disability Plan (whether or not the Participant is covered under or eligible to participate in such program).

         (h)    Disability Retirement Date means the later of (i) the day the Participant’s employment with the Company or a Subsidiary ends after the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury are authorized in accordance with the then-current medical leave policy, but only if the Participant’s Disability continues through that date, or (ii) the day the Participant’s employment with the Company or a Subsidiary ends after the last day of a personal leave of absence immediately following such period of salary continuation referred to in (i) above, provided that the Participant has a Disability on such date. If the Participant’s employment is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Company) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Participant will have a Disability Retirement Date on the last day of the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury would have been authorized in accordance with the then-current medical leave policy if the Participant’s employment had not been terminated (in the case of termination during a medical leave) or on the date of termination of employment (in the case of termination during the personal leave of absence), provided that he or she still has a Disability on such date.

         (i)    Exercise Value means the “fair market value” (as defined in 2(j) of the Plan) of a share of Common Stock on the Exercise Date.

         (j)    Expiration Date means the tenth anniversary of the Grant Date, unless an earlier Expiration Date is established by operation of Section 5 of this Agreement.

         (k)    Grant Date means the date set forth on the first page of this Agreement.

         (l)    Grant Value means the value set forth on the first page of this Agreement.

         (m)   Normal Retirement Date means the Participant’s last day of active employment by the Company or a Subsidiary after having attained (i) at least age 62 (but not age 65) and at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Salaried 401(k) Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company, whether or not the Participant is eligible to participate in such plan or successor plan), or (ii) at least age 65.

         (n)    Participant means the employee of the Company or a Subsidiary named on the first page of this Agreement.

         (o)    Replacement SAR Units means the SAR Units granted to the Participant under the terms and conditions of this Agreement.

         (p)    Representative means, in the event of the Participant’s Disability, his duly authorized legal guardian or representative, or, in the event of the Participant’s death, his or her estate, personal representative, or, as permitted by applicable law, his or her Beneficiary.

         (q)    Subsidiary means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

         (r)    Tax-Related Items means all tax, social insurance and payroll tax that may arise and fall due in relation to the grant, vesting or exercise of the Replacement SAR granted under this Agreement.

         (s)    Vesting Date means any one of the dates upon which the Replacement SAR Units granted to the Participant under this Agreement become exercisable in accordance with this Agreement.

2.      Replacement SAR Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants the Participant the number of Replacement SAR Units set forth on the first page of this Agreement.

3. Vesting.

         (a)    Regular Vesting. Except as stated in Sections 3(b) and 3(c) of this Agreement, the Participant shall become vested in a percentage of his or her total Replacement SAR Units under this grant in accordance with the following schedule:

Percentage of
Vesting Date	Replacement SAR Units

First anniversary of Grant Date	25%
Second anniversary of Grant Date	25%
Third anniversary of Grant Date	50%

The number of Replacement SAR Units granted to the Participant under this Agreement which become vested on a Vesting Date in accordance with the above schedule will be determined by multiplying his or her total Replacement SAR Units by the percentage specified in the above schedule, and then rounding the resulting number up to the nearest whole number, provided that the aggregate number of the Participant’s vested Replacement SAR Units under this Agreement shall not exceed his or her total Replacement SAR Units.

         (b)    Accelerated Vesting. Notwithstanding the vesting schedule specified in Section 3(a) of this Agreement, 100% of a Participant’s total Replacement SAR Units shall become fully vested upon the earliest to occur of the following Vesting Dates:

(i) the Participant’s Normal Retirement Date;

(ii) the Participant’s Disability Retirement Date;

(iii) the date of the Participant’s death prior to his termination of employment with the Company or a Subsidiary;

(iv) the date of a Change of Control; or

(v) subject to the approval of the Company, on the date of the Participant’s termination of employment with the Company or a Subsidiary, due to (A) job elimination or (B) such other reason as may be specifically approved by the Company; provided that the approval of the Compensation Committee of the Board of Directors shall be required where the Participant holds an office of Senior Vice President or above.

If more than one of the accelerated vesting rules specified in this Section 3(b) can apply to the Participant on any date, the Participant may elect in writing which vesting rule will apply. If the Participant fails to make such an election within 30 days after such event, the Participant will be deemed to have elected the available accelerated vesting rule which, first, vests the most Replacement SAR Units in the Participant or, second (if each accelerated vesting rule vests the same number of Replacement SAR Units), which provides the longest exercise period. Notwithstanding anything in this Agreement to the contrary, except as otherwise provided in this Agreement in the case of a Disability Retirement Date which occurs after a Participant’s termination of employment with the Company or a Subsidiary, no Vesting Date will occur, and no

Replacement SAR Units may vest, following termination of the Participant’s employment with the Company or a Subsidiary.

         (c)    Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Company or a Subsidiary terminates the Participant’s employment for Cause prior to a Change of Control, this Agreement shall be terminated and all then outstanding Replacement SAR Units granted to the Participant under this Agreement shall be forfeited, regardless of whether a Vesting Date has occurred on or before such termination date, unless and to the extent that the Company determines that such forfeiture would violate applicable law.

4.      Exercise of Replacement SAR.

         (a)    General. Except as otherwise specified by the Company in accordance with Section 4(d) of this Agreement, the Participant (or his Representative, as the case may be) may exercise the Replacement SAR Units granted under the Agreement, in whole or in part, at any time on or after the Vesting Date for such Replacement SAR and prior to the Expiration Date, to the extent of his or her vested percentage of the Replacement SAR Units, by complying with the procedures described in this Section 4. The Participant shall forfeit all rights to any Replacement SAR Units granted under this Agreement, whether or not then vested, which is not exercised prior to the Expiration Date.

         (b)    Exercise Procedure. The Participant or his or her Representative (if applicable) may exercise all or a percentage of his or her vested Replacement SAR Units granted under this Agreement by delivering notice to the Agent, or by complying with any alternative procedure which may be authorized by the Company. The notice to the Agent shall specify the number of Replacement SAR Units to which such exercise is applicable.

         (c)    Exercise of Replacement SAR Following Participant’s Disability or Death.

(i) Participant’s Disability. If the Participant’s Disability occurs during a period in which he or she may exercise the Replacement SAR Units granted under this Agreement, the Participant or, if applicable, the Participant’s Representative, may exercise the Replacement SAR Units before the Expiration Date with respect to any or all of the vested Replacement SAR Units which were outstanding under this Agreement on his or her Disability Retirement Date (taking into account the accelerated vesting provisions of Section 3(b) of this Agreement).

(ii) Participant’s Death. If the Participant’s death occurs during a period in which he or she may exercise the Replacement SAR Units granted under this Agreement, the Participant’s Representative may exercise the Replacement SAR Units before the Expiration Date with respect to any or all of the vested Replacement SAR Units which were outstanding under this Agreement on the date of his or her death (taking into account the accelerated vesting provisions of Section 3(b) of this Agreement).

         (d)    Exercise of Replacement SAR During Leave of Absence. Notwithstanding any provision of this Agreement to the contrary, if the Participant is on a leave of absence or is absent on military or government service at any time on or after the Grant Date and prior to the Expiration Date, the Participant may not exercise any part of the Replacement SAR Units granted under this Agreement prior to the date the Participant returns to active employment with the Company or a Subsidiary, and the vesting of any Replacement SAR Units which would normally vest under this Agreement on a date during such absence shall be postponed until the Participant returns to active work at the end of such absence (in which case, the date of return to active employment shall be a Vesting Date to the extent the Participant’s interest in his or her Replacement SAR Units would have vested but for such absence). The provisions of this

Section 4(d) shall not affect any of the Participant’s rights in the event of his death, Disability or Normal Retirement or in the event of a Change of Control occurring during such an absence.

         (e)    Payment on Exercise. When the Replacement SAR Unit is exercised, the Company or its Agent shall pay to or on behalf of the Participant an amount equal to the excess, if any, of the Exercise Value for a Replacement SAR Unit granted to the Participant under this Agreement over the Grant Value for such Replacement SAR Unit times the number of Replacement SAR Units which have been exercised, less applicable Tax-Related Items.

5.      Special Rules Governing the Expiration Date. The Expiration Date for the Replacement SAR granted to the Participant under this Agreement shall be accelerated subject to the following special rules:

         (a)    Termination of Employment. If the Participant voluntarily or involuntarily terminates employment with the Company or a Subsidiary (for reasons other than death, Change of Control or having reached his Normal Retirement Date or Disability Retirement Date), the Expiration Date for exercising any Replacement SAR Units under this Agreement which were vested as of his or her date of termination of employment shall be the 90th day after the date of such termination of employment; provided that if the Participant has a Disability or dies, or a Change of Control occurs, prior to such 90th day, the Expiration Date for the Participant’s Replacement SAR under this Agreement which were vested as of his or her date of termination shall be the Expiration Date applicable to such Disability (subject to the rules stated in Section 5(c) of this Agreement), death, or Change of Control, whichever is applicable.

         (b)    Normal Retirement. If the Participant terminates employment with the Company or a Subsidiary on his or her Normal Retirement Date, the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the fifth anniversary of the Participant’s Normal Retirement Date.

         (c)    Disability or Disability Retirement. If the Participant terminates employment with the Company or a Subsidiary on his or her Disability Retirement Date, the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the third anniversary of the Participant’s Disability Retirement Date. If the Participant has a Disability before the 90th day after terminating employment with the Company or a Subsidiary (for reasons other than having reached his or her Normal Retirement Date or Disability Retirement Date) and such Disability continues through the end of the initial 90-day period, the Expiration Date for exercising his or her vested Replacement SAR under this Agreement shall be the third anniversary of the Participant’s Disability Retirement Date.

         (d)    Participant’s Death. If the Participant dies while actively employed by the Company or a Subsidiary or prior to the 90th day after the Participant’s termination of employment with the Company or a Subsidiary (for reasons other than having reached his Normal Retirement Date or Disability Retirement Date), the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the third anniversary of the Participant’s death.

         (e)    Change of Control. The Expiration Date for all of the Participant’s vested Replacement SAR Units shall be the tenth anniversary of the Grant Date if a Change of Control takes place (i) while the Participant is actively employed by the Company or a Subsidiary; (ii) prior to the 90th day after the Participant terminates employment with the Company or a Subsidiary; or (iii) prior to the 90th day after the Participant terminates his or her employment with the Company or a Subsidiary on his Normal Retirement Date, Disability Retirement Date or date of death.

         (f)    Termination Date. The Participant’s date of termination of employment from the Company or a Subsidiary shall be deemed for purposes of this Agreement to be the later of (i) his or her last day of active work for the Company or a Subsidiary or (ii) his or her last day on the active employee payroll of the Company or a Subsidiary, provided, however, that for all purposes of this Agreement, the Participant shall be deemed actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period for any Participant on military leave.

         (g)    Maximum Expiration Date. Notwithstanding any provision in this Section 5 to the contrary, no Replacement SAR shall be exercisable on or after the tenth anniversary of the Grant Date.

6.      Responsibility for Taxes. The Participant hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains the Participant’s responsibility and liability, and that the Company and/or the Participant’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Replacement SAR grant, including the grant, vesting or exercise of the Replacement SAR; and (b) do not commit to structure the terms of the award or any aspect of the grant of the Replacement SAR to reduce or eliminate the Participant’s liability for Tax-Related Items.

         Prior to exercise of all or any percentage of the Replacement SAR Units, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Participant’s employer to satisfy all withholding obligations of the Company and/or the Participant’s employer. Participant authorizes the Company, the Participant’s employer and/or the Agent to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s salary or other cash compensation paid to Participant by the Company, the Participant’s employer and/or the Agent from the proceeds of exercise.

         The Company and/or the Participant’s employer will repay to the Participant any estimated withholding that is not required in satisfaction of any Tax-Related Items. Finally, the Participant shall pay to the Company or the Participant’s employer any amount of any Tax-Related Items that the Company, the Participant’s employer and/or the Agent may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.

7.      General Provisions. By executing this Agreement, the Participant acknowledges that he or she has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a)    Authority of Company. The Company shall have the authority to administer this Agreement and the Plan; to make all determinations with respect to the construction and application of this Agreement and the Plan; to adopt and revise rules relating to this Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of this Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Company in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Company shall be final, binding and conclusive with respect to the Participant and all other persons affected thereby, as permitted by local law.

         (b)    Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in writing from the Company or the Agent to the Participant), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at l33 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention:

Compensation Department, Long-Term Appreciation Plan, or at such other address as the Company or the Agent by notice to the Participant may have designated from time to time; (ii) if to the Participant, at the address indicated in the Participant’s then-current personnel records, or at such other address as the Participant by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c)    Nontransferability. This Agreement and the Replacement SAR Units granted to the Participant under this Agreement shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Participant to any other person except in accordance with the laws of descent and distribution. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever except in accordance with the laws of descent and distribution. This Agreement shall terminate, and be of no force or effect, and the Participant shall forfeit the Replacement SAR Units granted under this Agreement immediately upon any attempt to assign or transfer this Agreement or the Replacement SAR Units granted under this Agreement.

         (d)    Designation of Beneficiary. The Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Company. The Participant may change or revoke a beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Company. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is received. If a Participant fails to designate a beneficiary or if the beneficiary predeceases the Participant, the Participant shall be deemed not to have a beneficiary for purposes of this Agreement.

         (e)    Nature of Grant. The Participant acknowledges that (i) the Plan is discretionary in nature; (ii) the grant of the Replacement SAR under this Agreement is voluntary and does not create any contractual or other right to receive future awards under the Plan, or benefits in lieu of awards even if such awards have been granted repeatedly in the past; (iii) all decisions with respect to any such future grants, including, but not limited to, the dates when awards are granted, the Grant Value, and the dates when each award is exercisable, will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan shall not create a right to further employment with Participant’s employer and shall not interfere with the ability of Participant’s employer to terminate Participant’s employment relationship at any time with or without Cause; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Replacement SAR is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (vii) the Replacement SAR is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the Replacement SAR has been granted to the Participant in the Participant’s status as an employee of the Participant’s employer, and, in the event that the Participant’s employer is not the Company, the Replacement SAR award can in no event be understood or interpreted to mean that the Company is the Participant’s employer or that the Participant has an employment relationship with the Company; (ix) the future value of the Common Stock is unknown and cannot be predicted with certainty; (x) if the Common Stock does not increase in value, the Replacement SAR will have no value; and (xi) no claim or entitlement to compensation or damages arises from termination of the Replacement SAR or diminution in value of the Common Stock and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise.

         (f)    Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Company or its stockholders reserved to them in Section 9(a) of the Plan, and adjustments may be made to the number of Replacement SAR Units granted in this Agreement and the Grant Value in accordance with the provisions of Section 9(b) of the Plan.

         (g)    Amendment or Termination. This Agreement may be amended or terminated at any time to the extent permitted under Section 8 of the Plan.

         (h)    Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

         (i)    Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Company or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (j)    Headings. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement.

         (k)    Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Participant has executed this Agreement as of the Grant Date.

GEORGIA-PACIFIC CORPORATION

By:

A. D. Correll
Chairman and Chief Executive Officer

ATTEST:

Kenneth F. Khoury
Secretary

PARTICIPANT

Name:

NOTE: PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT

AND BENEFICIARY DESIGNATION FORM AND RETURN IT TO:

GEORGIA-PACIFIC CORPORATION

CORPORATE COMPENSATION DEPARTMENT (GA030-14)
LONG-TERM APPRECIATION PLAN
“PERSONAL AND CONFIDENTIAL”
133 PEACHTREE STREET (30303)
P. O. BOX 105605
ATLANTA, GA 30348-5605

ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM

         Under the terms of the Georgia-Pacific Corporation Long-Term Appreciation Plan (“LTAP”), you have the right to designate a beneficiary to exercise certain rights that may arise under SAR grants made under the Plan in the event of your death. If you do not designate a beneficiary in writing, these rights will pass to your estate upon your death. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Company has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying Georgia-Pacific Corporation in writing at the address indicated below.

         Please take time to fill out this form and return it to Georgia-Pacific Corporation at the following address: Georgia-Pacific Corporation, Corporate Compensation Department (GA030-14), Georgia-Pacific Long-Term Appreciation Plan, 133 Peachtree Street (30303), P. O. Box 105605, Atlanta, Georgia 30348-5605. Beneficiary designations or modifications of beneficiary designations sent to any other address will NOT be effective until actually received by Georgia-Pacific Corporation. The Company has no responsibility for beneficiary designation forms which are not submitted as indicated above.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.

☐	I designate my estate as my beneficiary under my 2003 Replacement SAR grant under the LTAP.

☐	I designate the following person(s) as my beneficiary(ies) under my 2003 Replacement SAR grant under the LTAP:

Social Security Number
Name	Address	Relationship to You	(if known)

I acknowledge receipt of the executed Award Agreement evidencing my June      , 2003, Replacement SAR grant under the Georgia-Pacific Corporation Long-Term Appreciation Plan received pursuant to the 2003 Exchange Program and confirm that the beneficiary(ies) designated above have been selected by me in free exercise of my own discretion.

Signature:

 Printed Name:

Date:

APPENDIX D

FORM OF RESTRICTED SHARE GRANT AGREEMENT

(NON-U.S. EMPLOYEES)

APPENDIX D

GEORGIA-PACIFIC CORPORATION

LONG-TERM INCENTIVE PLAN

FORM OF

RESTRICTED SHARE GRANT AGREEMENT
2003 EXCHANGE PROGRAM

NON-U.S. SUBSIDIARIES

Participant:	[First Middle Last]
Restricted Share Grant:	[ ] shares
Grant Date:	June , 2003

THIS AGREEMENT, dated as of the Grant Date stated above, by and between Georgia-Pacific Corporation (the “Company”) and the Participant:

WITNESSETH:

         WHEREAS, the Company previously granted stock options to purchase shares of Common Stock to the Participant for purposes of augmenting the Participant’s proprietary interest in the success of the Company, and thereby focusing the Participant’s efforts on increasing shareholder value;

         WHEREAS, the Company offered eligible employees the right to exchange outstanding stock options for a lesser number of shares of restricted Common Stock (the “Option Exchange”);

         WHEREAS, the Participant elected to participate in the Option Exchange and has exchanged all eligible stock options previously granted to the Participant for shares of restricted Common Stock as described in this Agreement;

         WHEREAS, the shares of restricted Common Stock described in this Agreement have been granted pursuant to, and are governed by, the Plan (as defined herein);

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.      Definitions. All the definitions set forth in the Plan are hereby incorporated in this Agreement. For purposes of this Agreement, the following additional terms shall be defined as follows:

         (a)    Agent means Equiserve Trust Company, N.A. or any other entity designated by the Plan Administrator to act as its administrative service provider.

         (b)    Agreement means this agreement between the Participant and the Company setting forth the terms and conditions of the Restricted Share grant described herein.

         (c)    Beneficiary means the person(s) designated by the Participant pursuant to Section 9(e) of this Agreement to receive his/her rights under this Agreement upon his/her death.

         (d)    Board of Directors means the Board of Directors of the Company.

         (e)    Cause means any of the actions or omissions specified in Section 2(d) of the Plan.

         (f)    Change of Control has the meanings specified in Section 11(b) of the Plan.

         (g)    Committee means the Compensation Committee of the Board of Directors, or a subcommittee of such Committee, as the same may be constituted from time to time.

         (h)    Common Stock means the Company’s common stock, par value $0.80 per share.

         (i)    Disability means “total disability” as defined under the long-term disability program of the Georgia-Pacific Corporation Life Choices Plus Benefits Program — Long-Term Disability Plan (whether or not the Participant is covered under or eligible to participate in such program).

         (j)    Disability Retirement Date means the later of (i) the day the Participant’s employment with the Company or a Subsidiary ends after the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury are authorized in accordance with its then-current medical leave policy, but only if the Participant’s Disability continues through that date, or (ii) the day the Participant’s employment with the Company or a Subsidiary ends after the last day of a personal leave of absence immediately following such period of salary continuation referred to in (i) above, provided that the Participant has a Disability on such date. If the Participant’s employment is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Plan Administrator) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Participant will have a Disability Retirement Date on the last day of the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury would have been authorized in accordance with its then-current medical leave policy if the Participant’s employment had not been terminated (in the case of termination during a medical leave) or on the date of termination of employment (in the case of termination during the personal leave of absence), provided that he still has a Disability on such date.

         (k)    Grant Date means the date set forth on the first page of this Agreement.

         (l)    Normal Retirement Date means the Participant’s last day of active employment by the Company or a Subsidiary after having attained (i) at least age 62 (but not age 65) and at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Salaried 401(k) Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company, whether or not the Participant is eligible to participate in such plan or successor plan), or (ii) at least age 65.

         (m)   Participant means the employee of the Company or a Subsidiary named on the first page of this Agreement.

         (n)    Plan means the Georgia-Pacific Corporation Long-Term Incentive Plan (formerly known as the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan) as adopted by the Board of Directors on September 17, 1997, and approved by the Company’s shareholders on December 16, 1997, and as amended from time to time.

         (o)    Plan Administrator means the Committee, provided, however, that to the extent permitted by the Plan and authorized by the Committee, the Chief Executive Officer of the Company may act on behalf of the Committee in executing the duties and responsibilities of the Plan Administrator.

         (p)    Restricted Shares means the shares of restricted Common Stock granted to the Participant under the terms and conditions of this Agreement.

         (q)    Subsidiary means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

         (r)    Tax-Related Items means all tax, social insurance and payroll tax that may arise and fall due in relation to the grant, vesting or sale of the Restricted Shares granted under this Agreement.

         (s)    Vesting Date means a date upon which the restrictions contained in Section 4 of this Agreement lapse with respect to any portion of the Restricted Shares (but only with respect to the Restricted Shares vested at such time), which date shall be determined in accordance with Section 3 of this Agreement.

2.      Restricted Share Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants the Participant the number of Restricted Shares set forth on the first page of this Agreement.

3.      Vesting.

         (a)    Regular Vesting. Except as stated in Sections 3(b) and 3(c) of this Agreement, the Participant shall become fully vested in a percentage of his or her Restricted Shares granted pursuant to Section 2 in accordance with the following chart:

Percentage of Total
Vesting Date	Shares Under Option

First anniversary of Grant Date	25%
Second anniversary of Grant Date	25%
Third anniversary of Grant Date	50%

         (b)    Accelerated Vesting. Notwithstanding the regular vesting rule specified in Section 2(a) of this Agreement, the Restricted Shares shall become 100% vested upon the earliest to occur of the following Vesting Dates:

(i) on the Participant’s Normal Retirement Date;

(ii) on the Participant’s Disability Retirement Date;

(iii) on the date of the Participant’s death prior to his termination of employment with the Company or a Subsidiary;

(iv) as a result of a Change of Control; or

(v) subject to the approval of the Committee, on the date of the Participant’s involuntary termination of employment with the Company or a Subsidiary due to (A) job elimination or (B) such other reason as may be specifically approved by the Committee.

Except as otherwise provided in this Agreement in the case of a Disability Retirement Date which occurs after the Participant’s termination of employment with the Company or a Subsidiary, no Vesting Date will occur — and no Restricted Shares may vest — following termination of the Participant’s employment with the Company or a Subsidiary.

         (c)    Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Company or a Subsidiary terminates the Participant’s employment for Cause prior to a Change of Control, this Agreement shall be terminated and all Restricted Shares granted to the Participant under this Agreement shall be forfeited, regardless of whether a Vesting Date has occurred on or before such termination date, unless and to the extent that the Plan Administrator determines that such forfeiture would violate applicable law.

4.      Restrictions/Forfeitures. Restricted Shares will be subject to the following restrictions until their respective Vesting Dates:

         (a)    Forfeiture on Termination. Subject to Section 3 of this Agreement, if the Participant’s employment with the Company or a Subsidiary terminates for any reason prior to the Vesting Date for a given portion of the Restricted Shares, the Participant shall forfeit all rights with respect to such unvested Restricted Shares, and the book entry account shall be null, void and of no effect as of the date the Participant’s employment terminates.

         (b)    Nontransferability. Prior to the Vesting Date with respect to the Restricted Shares, such Restricted Shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party, except as otherwise provided in Section 9(d) in this Agreement.

         (c)    Additional Shares. Any shares of Common Stock accruing to Restricted Shares as a result of any adjustment under Section 9(h) of this Agreement will be subject to the same restrictions (and have the same Vesting Dates) as the Restricted Shares to which they accrue.

5.      Delivery of Shares.

         (a)    Granted Shares. The Restricted Shares awarded under this Plan shall be held in a book entry account for the Participant by a broker-dealer designated by the Company and shall be registered in his name. Such Restricted Shares shall be subject to the restrictions described in Sections 3 and 4 of this Agreement until the Vesting Date for such Restricted Shares, and the book entry account evidencing the Restricted Shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Agreement. Such Restricted Shares, when issued in accordance with this Agreement, shall be deemed to be fully paid and nonassessable. The Participant shall supply the Company or the Agent (as instructed) with an executed stock power or similar authorization with respect to any Restricted Shares held in a book entry account.

         (b)    Vested Shares. Within ten (10) business days after the date on which Restricted Shares have vested pursuant to Section 3 of this Agreement, the restrictions on the book entry account holding such shares shall be removed and the stock power or similar authorization described in Section 5(a) of this Agreement will be destroyed. Thereafter, the Participant shall enjoy full shareholder and ownership rights with respect to such shares. At the Participant’s direction and expense, a stock certificate representing all such Restricted Shares shall be delivered to the Participant.

6.      Ownership Rights. Except as otherwise provided in Sections 4 and 5 of this Agreement, upon the grant of the Restricted Shares under this Agreement, the Participant shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will be exercisable only if the record date for determining shareholders entitled to vote, or to receive dividends, falls on or after the Grant Date and before the effective date of a forfeiture of the Restricted Shares under Section 4 of this Agreement. The Participant shall have the same rights with respect to any shares of Common Stock accruing to Restricted Shares as a result of any adjustment under Section 9(h) of this Agreement.

7.      Deferral of Exercise or Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Plan Administrator, the Agent or the Participant to take any action or refrain from action in connection with the delivery of Restricted Shares under this Agreement, or to delay such delivery, then the delivery of such Restricted Shares shall be deferred until such action has been taken or such restriction on action has been removed.

8.      Termination Date. The Participant’s date of termination of employment from the Company shall be deemed for purposes of this Agreement to be the later of (i) his last day of active work for the Company or (ii) his last day on the active employee payroll of the Company; provided, however, that for all purposes of this Agreement, the Participant shall be deemed actively at work during any period the Participant is on approved paid medical leave or on a layoff under the Company’s salaried employee layoff policy or during the protected reemployment period applicable to any Participant on military leave.

9.      General Provisions. By executing this Agreement, the Participant acknowledges that he or she has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a)    Authority of Plan Administrator. In accordance with Section 7(b) of the Plan, the Plan Administrator shall have the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to the Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Plan Administrator in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Plan Administrator shall be final, binding and conclusive with respect to the Participant and all other persons affected thereby.

         (b)    Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company or the Agent to the Participant), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company or the Agent, at l33 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Compensation Department, or at such other address as the Company or the Agent by notice to the Participant may have designated from time to time; (ii) if to the Participant, at the address indicated in the Participant’s then-current personnel records, or at such other address as the Participant by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c)    Responsibility for Taxes. The ultimate liability for any and all Tax-Related Items is and remains the Participant’s responsibility and liability, and the Company and/or the Participant’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant under this Agreement, including the grant, vesting and the subsequent sale of Restricted Shares acquired under the Plan; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Share grant to reduce or eliminate the Participant’s liability for Tax-Related Items.

         Prior to the applicable Vesting Date, the Participant shall pay or make adequate arrangements satisfactory to the Company and the Participant’s employer to satisfy all withholding obligations of the Company and/or the Participant’s employer. The Participant authorizes the Company, the Participant’s employer and/or the Agent to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s salary or other cash compensation paid to the Participant by the Company, the Participant’s employer and/or the Agent. Alternatively, or in addition, the Committee or its delegate, in its sole discretion and pursuant to such procedures as it may specify from time to time, and if permitted by local law, may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by one or some combination of the following methods, by: (i) electing to have the Company withhold otherwise deliverable Restricted Shares having a fair market value equal to the amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Participant having a fair market value equal to the amount required to be withheld, or (iii) such other methods as the Committee or its delegate may deem appropriate. For the purpose of this section, the fair market value of the Restricted Shares to be withheld or Common Stock delivered shall be determined as of the date that the Tax-Related Items are required to be withheld.

         (d)    Nontransferability. This Agreement and the Restricted Shares granted to the Participant shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Participant to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer this Agreement or any of the Restricted Shares granted under this Agreement.

         (e)    Designation of Beneficiary. Notwithstanding anything in Section 9(d) of this Agreement to the contrary, the Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Agent in accordance with uniform procedures specified by the Plan Administrator. The Participant may change or revoke a Beneficiary designation at any time by filing a written statement of such change or revocation with the Agent in accordance with uniform procedures specified by the Plan Administrator. No Beneficiary designation or change of Beneficiary designation will be effective until notice thereof is received. If a Participant fails to designate a Beneficiary or if the Beneficiary predeceases the Participant, the Participant’s estate shall be deemed to be his/her Beneficiary for purposes of this Agreement.

         (f)    No Shareholder Rights. Except as otherwise specifically provided in Section 6 of this Agreement (regarding shareholder rights of the Participant with respect to Restricted Shares), until Restricted Shares have vested in accordance with the provisions of Section 3 of this Agreement, the Participant shall have no rights as a shareholder of the Company, and shall not be deemed to be a shareholder of the Company for any purpose as a result of any grant of Restricted Shares to the Participant.

         (g)    Nature of Grant. The Participant acknowledges that (i) the Plan is discretionary in nature; (ii) the grant of the Restricted Shares under this Agreement is voluntary and does not create any contractual or other right to receive future grants under the Plan, or benefits in lieu of grants even if such grants have been granted repeatedly in the past; (iii) all decisions with respect to any such future grants will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan shall not create a right to further employment with the Participant’s employer and shall not interfere with the ability of the Participant’s employer to terminate the Participant’s employment relationship at any time with or without Cause; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Restricted Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (vii) the Restricted Shares are not part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the Restricted Shares have been granted to the Participant in the Participant’s status as an employee of the Participant’s employer, and, in the event that the Participant’s employer is not the Company, the Restricted Shares can in no event be understood or interpreted to mean that the Company is the Participant’s employer or that the Participant has an employment relationship with the Company; (ix) the future value of the Restricted Shares is unknown and cannot be predicted with certainty; and (x) no claim or entitlement to compensation or damages arises from termination of the Restricted Shares or diminution in value of the Common Stock and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise.

         (h)    Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Company or its stockholders reserved to them in Section 9(a) of the Plan, and in the event of any extraordinary transaction with respect to or affecting the Common Stock, adjustments to the number of Restricted Shares granted in this Agreement may be made in accordance with the provisions of Section 9(b) of the Plan.

         (i)    Fractional Shares. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the number of Restricted Shares or any vesting calculation pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected number or vested portion shall be rounded up to the nearest whole share.

         (j)    Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Plan Administrator, but only to the extent permitted under the Plan.

         (k)    Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes and specific language of the Plan.

         (l)    Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Plan Administrator or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (m)   Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

         (n)    Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

         (o)    Data Protection. The Participant expressly and unambiguously gives his consent to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement, by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Participant’s employer hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards made under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor from time to time, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant acknowledges and agrees that Data may be transferred to the Company, the Agent and any other third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Restricted Shares on the Participant’s behalf. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view

Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing the Participant’s local human resources representative. The Participant understands that the collection, processing and transfer of Data is important to the effective administration of the Plan and withdrawal of consent may limit or prohibit the Participant’s ability to exercise or realize benefits from the Restricted Shares and may affect the Participant’s continued participation in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Participant has executed this Agreement, as of the day and year first above written.

GEORGIA-PACIFIC CORPORATION

By:

A. D. Correll
Chairman and Chief Executive Officer

ATTEST:

Kenneth F. Khoury
Secretary

PARTICIPANT

Name:

NOTE: PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT

AND BENEFICIARY DESIGNATION FORM AND RETURN IT TO:

GEORGIA-PACIFIC CORPORATION

CORPORATE COMPENSATION DEPARTMENT (GA030-14)
GEORGIA-PACIFIC STOCK OPTION PLAN
“PERSONAL AND CONFIDENTIAL”
133 PEACHTREE STREET (30303)
P. O. BOX 105605
ATLANTA, GA 30348-5605

ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM

         Under the terms of the Georgia-Pacific Corporation Long-Term Incentive Plan (“LTIP”), you have the right to designate a beneficiary to exercise certain rights that may arise under your Restricted Share grant in the event of your death. If you do not designate a beneficiary in writing, these rights will pass to your estate upon your death. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Company has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying Georgia-Pacific Corporation in writing at the address indicated below.

         Please take time to fill out this form and return it to Georgia-Pacific Corporation at the following address: Georgia-Pacific Corporation, Corporate Compensation Department (GA030-14), Georgia-Pacific Group Stock Option Plan, 133 Peachtree Street (30303), P. O. Box 105605, Atlanta, Georgia 30348-5605. Beneficiary designations or modifications of beneficiary designations sent to any other address will NOT be effective until actually received by Georgia-Pacific Company. The Company has no responsibility for beneficiary designation forms which are not submitted as indicated above.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.

☐	I designate my estate as my beneficiary under my 2003 Restricted Share grant under the LTIP.

☐	I designate the following person(s) as my beneficiary(ies) under my 2003 Restricted Share grant under the LTIP:

Social Security Number
Name	Address	Relationship to You	(if known)

I acknowledge receipt of the executed Restricted Share agreement evidencing my June      , 2003 Restricted Share grant under the Georgia-Pacific Corporation Long-Term Incentive Plan received pursuant to the 2003 Exchange Program and confirm that the beneficiary(ies) designated above have been selected by me in free exercise of my own discretion.

Signature:

 Printed Name:

Date:

APPENDIX E

FORM OF REPLACEMENT SAR AWARD AGREEMENT

(NON-U.S. EMPLOYEES)

APPENDIX E

GEORGIA-PACIFIC CORPORATION

LONG-TERM APPRECIATION PLAN

FORM OF

REPLACEMENT SAR AWARD AGREEMENT
2003 EXCHANGE PROGRAM

NON-U.S. SUBSIDIARIES

Participant:	[First Middle Last]
Replacement SAR Units:	[ ] Units
Grant Value	$[ ] per Replacement SAR Unit
Grant Date:	June , 2003

THIS AGREEMENT dated as of the Grant Date by and between Georgia-Pacific Corporation (the “Company”) and the Participant:

WITNESSETH:

         WHEREAS, the Company previously granted an SAR award to Participant to provide him/her the opportunity participate in the appreciation in the value of its Common Stock;

         WHEREAS, the Company offered eligible employees the right to exchange outstanding SAR awards for a lesser number of replacement SAR (“Replacement SAR”) awards at a lower Grant Value (the “SAR Exchange”);

         WHEREAS, the Participant elected to participate in the SAR Exchange and has exchanged all outstanding SAR awards previously granted to the Participant for the Replacement SAR award described in this Agreement, which has been granted pursuant to, and is governed by, the Georgia-Pacific Corporation Long-Term Appreciation Plan (the “Plan”);

         NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.      Definitions. All of the definitions set forth in the Plan are hereby incorporated in this Agreement. For purposes of this Agreement, the following additional terms shall be defined as follows:

         (a)    Agent means Equiserve Trust Company, N.A. or any other entity designated by the Company to act as its administrative service provider.

         (b)    Agreement means this agreement between the Participant and the Company setting forth the terms and conditions of the Replacement SAR grant described herein.

         (c)    Beneficiary means the person(s) designated by the Participant pursuant to Section 7(d) of this Agreement to receive his/her rights under this Agreement upon his/her death.

         (d)    Board of Directors means the Board of Directors of the Company.

         (e)    Cause means any of the actions or omissions specified in Section 2(b) of the Plan.

         (f)    Change of Control has the meaning specified in Section 11(b) of the Plan.

         (g)    Common Stock means the Company’s common stock, par value $0.80 per share.

         (g)    Disability means “total disability” as defined under the Georgia-Pacific Corporation Life Choices Plus Benefits Program — Long-Term Disability Plan (whether or not the Participant is covered under or eligible to participate in such program).

         (h)    Disability Retirement Date means the later of (i) the day the Participant’s employment with the Company or a Subsidiary ends after the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury are authorized in accordance with the then-current medical leave policy, but only if the Participant’s Disability continues through that date, or (ii) the day the Participant’s employment with the Company or a Subsidiary ends after the last day of a personal leave of absence immediately following such period of salary continuation referred to in (i) above, provided that the Participant has a Disability on such date. If the Participant’s employment is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Company) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Participant will have a Disability Retirement Date on the last day of the maximum period during which salary continuation benefits from the Company or a Subsidiary because of illness or injury would have been authorized in accordance with the then-current medical leave policy if the Participant’s employment had not been terminated (in the case of termination during a medical leave) or on the date of termination of employment (in the case of termination during the personal leave of absence), provided that he or she still has a Disability on such date.

         (i)    Exercise Value means the “fair market value” (as defined in 2(j) of the Plan) of a share of Common Stock on the Exercise Date.

         (j)    Expiration Date means the tenth anniversary of the Grant Date, unless an earlier Expiration Date is established by operation of Section 5 of this Agreement.

         (k)    Grant Date means the date set forth on the first page of this Agreement.

         (l)    Grant Value means the value set forth on the first page of this Agreement.

         (m)   Normal Retirement Date means the Participant’s last day of active employment by the Company or a Subsidiary after having attained (i) at least age 62 (but not age 65) and at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Salaried 401(k) Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company, whether or not the Participant is eligible to participate in such plan or successor plan), or (ii) at least age 65.

         (n)    Participant means the employee of the Company or a Subsidiary named on the first page of this Agreement.

         (o)    Replacement SAR Units means the SAR Units granted to the Participant under the terms and conditions of this Agreement.

         (p)    Representative means, in the event of the Participant’s Disability, his duly authorized legal guardian or representative, or, in the event of the Participant’s death, his or her estate, personal representative, or, as permitted by applicable law, his or her Beneficiary.

         (q)    Subsidiary means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

         (r)    Tax-Related Items means all tax, social insurance and payroll tax that may arise and fall due in relation to the grant, vesting or exercise of the Replacement SAR granted under this Agreement.

         (s)    Vesting Date means any one of the dates upon which the Replacement SAR Units granted to the Participant under this Agreement become exercisable in accordance with this Agreement.

2.      Replacement SAR Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants the Participant the number of Replacement SAR Units set forth on the first page of this Agreement.

3.      Vesting.

         (a)    Regular Vesting. Except as stated in Sections 3(b) and 3(c) of this Agreement, the Participant shall become vested in a percentage of his or her total Replacement SAR Units under this grant in accordance with the following schedule:

Percentage of
Vesting Date	Replacement SAR Units

First anniversary of Grant Date	25%
Second anniversary of Grant Date	25%
Third anniversary of Grant Date	50%

The number of Replacement SAR Units granted to the Participant under this Agreement which become vested on a Vesting Date in accordance with the above schedule will be determined by multiplying his or her total Replacement SAR Units by the percentage specified in the above schedule, and then rounding the resulting number up to the nearest whole number, provided that the aggregate number of the Participant’s vested Replacement SAR Units under this Agreement shall not exceed his or her total Replacement SAR Units.

         (b)    Accelerated Vesting. Notwithstanding the vesting schedule specified in Section 3(a) of this Agreement, 100% of a Participant’s total Replacement SAR Units shall become fully vested upon the earliest to occur of the following Vesting Dates:

(i) the Participant’s Normal Retirement Date;

(ii) the Participant’s Disability Retirement Date;

(iii) the date of the Participant’s death prior to his termination of employment with the Company or a Subsidiary;

(iv) the date of a Change of Control; or

(v) subject to the approval of the Company, on the date of the Participant’s termination of employment with the Company or a Subsidiary, due to (A) job elimination or (B) such other reason as may be specifically approved by the Company; provided that the approval of the Compensation Committee of the Board of Directors shall be required where the Participant holds an office of Senior Vice President or above.

If more than one of the accelerated vesting rules specified in this Section 3(b) can apply to the Participant on any date, the Participant may elect in writing which vesting rule will apply. If the Participant fails to make such an election within 30 days after such event, the Participant will be deemed to have elected the available accelerated vesting rule which, first, vests the most Replacement SAR Units in the Participant or, second (if each accelerated vesting rule vests the same number of Replacement SAR Units), which provides the longest exercise period. Notwithstanding anything in this Agreement to the contrary, except as otherwise provided in this Agreement in the case of a Disability Retirement Date which occurs after a Participant’s termination of employment with the Company or a Subsidiary, no Vesting Date will occur, and no

Replacement SAR Units may vest, following termination of the Participant’s employment with the Company or a Subsidiary.

         (c)    Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Company or a Subsidiary terminates the Participant’s employment for Cause prior to a Change of Control, this Agreement shall be terminated and all then outstanding Replacement SAR Units granted to the Participant under this Agreement shall be forfeited, regardless of whether a Vesting Date has occurred on or before such termination date, unless and to the extent that the Company determines that such forfeiture would violate applicable law.

4.      Exercise of Replacement SAR.

         (a)    General. Except as otherwise specified by the Company in accordance with Section 4(d) of this Agreement, the Participant (or his Representative, as the case may be) may exercise the Replacement SAR Units granted under the Agreement, in whole or in part, at any time on or after the Vesting Date for such Replacement SAR and prior to the Expiration Date, to the extent of his or her vested percentage of the Replacement SAR Units, by complying with the procedures described in this Section 4. The Participant shall forfeit all rights to any Replacement SAR Units granted under this Agreement, whether or not then vested, which is not exercised prior to the Expiration Date.

         (b)    Exercise Procedure. The Participant or his or her Representative (if applicable) may exercise all or a percentage of his or her vested Replacement SAR Units granted under this Agreement by delivering notice to the Agent, or by complying with any alternative procedure which may be authorized by the Company. The notice to the Agent shall specify the number of Replacement SAR Units to which such exercise is applicable.

         (c)    Exercise of Replacement SAR Following Participant’s Disability or Death.

(i) Participant’s Disability. If the Participant’s Disability occurs during a period in which he or she may exercise the Replacement SAR Units granted under this Agreement, the Participant or, if applicable, the Participant’s Representative, may exercise the Replacement SAR Units before the Expiration Date with respect to any or all of the vested Replacement SAR Units which were outstanding under this Agreement on his or her Disability Retirement Date (taking into account the accelerated vesting provisions of Section 3(b) of this Agreement).

(ii) Participant’s Death. If the Participant’s death occurs during a period in which he or she may exercise the Replacement SAR Units granted under this Agreement, the Participant’s Representative may exercise the Replacement SAR Units before the Expiration Date with respect to any or all of the vested Replacement SAR Units which were outstanding under this Agreement on the date of his or her death (taking into account the accelerated vesting provisions of Section 3(b) of this Agreement).

         (d)    Exercise of Replacement SAR During Leave of Absence. Notwithstanding any provision of this Agreement to the contrary, if the Participant is on a leave of absence or is absent on military or government service at any time on or after the Grant Date and prior to the Expiration Date, the Participant may not exercise any part of the Replacement SAR Units granted under this Agreement prior to the date the Participant returns to active employment with the Company or a Subsidiary, and the vesting of any Replacement SAR Units which would normally vest under this Agreement on a date during such absence shall be postponed until the Participant returns to active work at the end of such absence (in which case, the date of return to active employment shall be a Vesting Date to the extent the Participant’s interest in his or her Replacement SAR Units would have vested but for such absence). The provisions of this

Section 4(d) shall not affect any of the Participant’s rights in the event of his death, Disability or Normal Retirement or in the event of a Change of Control occurring during such an absence.

         (e)    Payment on Exercise. When the Replacement SAR Unit is exercised, the Company or its Agent shall pay to or on behalf of the Participant an amount equal to the excess, if any, of the Exercise Value for a Replacement SAR Unit granted to the Participant under this Agreement over the Grant Value for such Replacement SAR Unit times the number of Replacement SAR Units which have been exercised, less applicable Tax-Related Items.

5.      Special Rules Governing the Expiration Date. The Expiration Date for the Replacement SAR granted to the Participant under this Agreement shall be accelerated subject to the following special rules:

         (a)    Termination of Employment. If the Participant voluntarily or involuntarily terminates employment with the Company or a Subsidiary (for reasons other than death, Change of Control or having reached his Normal Retirement Date or Disability Retirement Date), the Expiration Date for exercising any Replacement SAR Units under this Agreement which were vested as of his or her date of termination of employment shall be the 90th day after the date of such termination of employment; provided that if the Participant has a Disability or dies, or a Change of Control occurs, prior to such 90th day, the Expiration Date for the Participant’s Replacement SAR under this Agreement which were vested as of his or her date of termination shall be the Expiration Date applicable to such Disability (subject to the rules stated in Section 5(c) of this Agreement), death, or Change of Control, whichever is applicable.

         (b)    Normal Retirement. If the Participant terminates employment with the Company or a Subsidiary on his or her Normal Retirement Date, the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the fifth anniversary of the Participant’s Normal Retirement Date.

         (c)    Disability or Disability Retirement. If the Participant terminates employment with the Company or a Subsidiary on his or her Disability Retirement Date, the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the third anniversary of the Participant’s Disability Retirement Date. If the Participant has a Disability before the 90th day after terminating employment with the Company or a Subsidiary (for reasons other than having reached his or her Normal Retirement Date or Disability Retirement Date) and such Disability continues through the end of the initial 90-day period, the Expiration Date for exercising his or her vested Replacement SAR under this Agreement shall be the third anniversary of the Participant’s Disability Retirement Date.

         (d)    Participant’s Death. If the Participant dies while actively employed by the Company or a Subsidiary or prior to the 90th day after the Participant’s termination of employment with the Company or a Subsidiary (for reasons other than having reached his Normal Retirement Date or Disability Retirement Date), the Expiration Date for exercising his or her vested Replacement SAR Units under this Agreement shall be the third anniversary of the Participant’s death.

         (e)    Change of Control. The Expiration Date for all of the Participant’s vested Replacement SAR Units shall be the tenth anniversary of the Grant Date if a Change of Control takes place (i) while the Participant is actively employed by the Company or a Subsidiary; (ii) prior to the 90th day after the Participant terminates employment with the Company or a Subsidiary; or (iii) prior to the 90th day after the Participant terminates his or her employment with the Company or a Subsidiary on his Normal Retirement Date, Disability Retirement Date or date of death.

         (f)    Termination Date. The Participant’s date of termination of employment from the Company or a Subsidiary shall be deemed for purposes of this Agreement to be the later of (i) his or her last day of active work for the Company or a Subsidiary or (ii) his or her last day on the active employee payroll of the Company or a Subsidiary, provided, however, that for all purposes of this Agreement, the Participant shall be deemed actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period for any Participant on military leave.

         (g)    Maximum Expiration Date. Notwithstanding any provision in this Section 5 to the contrary, no Replacement SAR shall be exercisable on or after the tenth anniversary of the Grant Date.

6.      Responsibility for Taxes. The Participant hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains the Participant’s responsibility and liability, and that the Company and/or the Participant’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Replacement SAR grant, including the grant, vesting or exercise of the Replacement SAR; and (b) do not commit to structure the terms of the award or any aspect of the grant of the Replacement SAR to reduce or eliminate the Participant’s liability for Tax-Related Items.

         Prior to exercise of all or any percentage of the Replacement SAR Units, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Participant’s employer to satisfy all withholding obligations of the Company and/or the Participant’s employer. Participant authorizes the Company, the Participant’s employer and/or the Agent to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s salary or other cash compensation paid to Participant by the Company, the Participant’s employer and/or the Agent from the proceeds of exercise.

         The Company and/or the Participant’s employer will repay to the Participant any estimated withholding that is not required in satisfaction of any Tax-Related Items. Finally, the Participant shall pay to the Company or the Participant’s employer any amount of any Tax-Related Items that the Company, the Participant’s employer and/or the Agent may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.

7.      General Provisions. By executing this Agreement, the Participant acknowledges that he or she has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a)    Authority of Company. The Company shall have the authority to administer this Agreement and the Plan; to make all determinations with respect to the construction and application of this Agreement and the Plan; to adopt and revise rules relating to this Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of this Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Company in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Company shall be final, binding and conclusive with respect to the Participant and all other persons affected thereby, as permitted by local law.

         (b)    Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in writing from the Company or the Agent to the Participant), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at l33 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention:

Compensation Department, Long-Term Appreciation Plan, or at such other address as the Company or the Agent by notice to the Participant may have designated from time to time; (ii) if to the Participant, at the address indicated in the Participant’s then-current personnel records, or at such other address as the Participant by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c)    Nontransferability. This Agreement and the Replacement SAR Units granted to the Participant under this Agreement shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Participant to any other person except in accordance with the laws of descent and distribution. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever except in accordance with the laws of descent and distribution. This Agreement shall terminate, and be of no force or effect, and the Participant shall forfeit the Replacement SAR Units granted under this Agreement immediately upon any attempt to assign or transfer this Agreement or the Replacement SAR Units granted under this Agreement.

         (d)    Designation of Beneficiary. The Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Company. The Participant may change or revoke a beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Company. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is received. If a Participant fails to designate a beneficiary or if the beneficiary predeceases the Participant, the Participant shall be deemed not to have a beneficiary for purposes of this Agreement.

         (e)    Nature of Grant. The Participant acknowledges that (i) the Plan is discretionary in nature; (ii) the grant of the Replacement SAR under this Agreement is voluntary and does not create any contractual or other right to receive future awards under the Plan, or benefits in lieu of awards even if such awards have been granted repeatedly in the past; (iii) all decisions with respect to any such future grants, including, but not limited to, the dates when awards are granted, the Grant Value, and the dates when each award is exercisable, will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan shall not create a right to further employment with Participant’s employer and shall not interfere with the ability of Participant’s employer to terminate Participant’s employment relationship at any time with or without Cause; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Replacement SAR is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (vii) the Replacement SAR is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the Replacement SAR has been granted to the Participant in the Participant’s status as an employee of the Participant’s employer, and, in the event that the Participant’s employer is not the Company, the Replacement SAR award can in no event be understood or interpreted to mean that the Company is the Participant’s employer or that the Participant has an employment relationship with the Company; (ix) the future value of the Common Stock is unknown and cannot be predicted with certainty; (x) if the Common Stock does not increase in value, the Replacement SAR will have no value; and (xi) no claim or entitlement to compensation or damages arises from termination of the Replacement SAR or diminution in value of the Common Stock and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise.

         (f)    Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Company or its stockholders reserved to them in Section 9(a) of the Plan, and adjustments may be made to the number of Replacement SAR Units granted in this Agreement and the Grant Value in accordance with the provisions of Section 9(b) of the Plan.

         (g)    Amendment or Termination. This Agreement may be amended or terminated at any time to the extent permitted under Section 8 of the Plan.

         (h)    Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

         (i)    Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Company or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (j)    Headings. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement.

         (k)    Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

         (l)    Data Protection. The Participant expressly and unambiguously gives his consent to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement, by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Participant’s employer hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards made under the Plan or any entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor from time to time, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant acknowledges and agrees that Data may be transferred to the Company, the Agent and any other third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of funds on the Participant’s behalf. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing the Participant’s local human resources representative. The Participant understands that the collection, processing and transfer of Data is important to the effective administration of the Plan and withdrawal of consent may limit or prohibit the Participant’s ability to exercise or realize benefits from the Replacement SAR and may affect the Participant’s continued participation in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Participant has executed this Agreement as of the Grant Date.

GEORGIA-PACIFIC CORPORATION

By:

A. D. Correll
Chairman and Chief Executive Officer

ATTEST:

Kenneth F. Khoury
Secretary

PARTICIPANT

Name:

NOTE: PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT

AND BENEFICIARY DESIGNATION FORM AND RETURN IT TO:

GEORGIA-PACIFIC CORPORATION

CORPORATE COMPENSATION DEPARTMENT (GA030-14)
LONG-TERM APPRECIATION PLAN
“PERSONAL AND CONFIDENTIAL”
133 PEACHTREE STREET (30303)
P. O. BOX 105605
ATLANTA, GA 30348-5605

ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM

         Under the terms of the Georgia-Pacific Corporation Long-Term Appreciation Plan (“LTAP”), you have the right to designate a beneficiary to exercise certain rights that may arise under SAR grants made under the Plan in the event of your death. If you do not designate a beneficiary in writing, these rights will pass to your estate upon your death. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Company has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying Georgia-Pacific Corporation in writing at the address indicated below.

         Please take time to fill out this form and return it to Georgia-Pacific Corporation at the following address: Georgia-Pacific Corporation, Corporate Compensation Department (GA030-14), Georgia-Pacific Long-Term Appreciation Plan, 133 Peachtree Street (30303), P. O. Box 105605, Atlanta, Georgia 30348-5605. Beneficiary designations or modifications of beneficiary designations sent to any other address will NOT be effective until actually received by Georgia-Pacific Corporation. The Company has no responsibility for beneficiary designation forms which are not submitted as indicated above.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.

☐	I designate my estate as my beneficiary under my 2003 Replacement SAR grant under the LTAP.

☐	I designate the following person(s) as my beneficiary(ies) under my 2003 Replacement SAR grant under the LTAP:

Social Security Number
Name	Address	Relationship to You	(if known)

I acknowledge receipt of the executed Award Agreement evidencing my June      , 2003, Replacement SAR grant under the Georgia-Pacific Corporation Long-Term Appreciation Plan received pursuant to the 2003 Exchange Program and confirm that the beneficiary(ies) designated above have been selected by me in free exercise of my own discretion.

Signature:

 Printed Name:

Date:

APPENDIX F

NON-U.S. TAX SUMMARIES

ADDENDUM FOR EMPLOYEES IN BELGIUM

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax when the restricted stock is granted. Income and social insurance taxes will be due on the fair market value of the restricted stock. The value of the restricted stock will be considered as additional salary and, therefore, is included in your overall income for the year when the eligible options are tendered for exchange.

         When the restrictions on the stock are lifted (i.e., the stock vests), you will not be subject to additional taxes.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, you will not be subject to tax on any gain.

Replacement SARs

         You will not be subject to tax when the replacement SARs are granted.

         When you decide to exercise the replacement SARs, income and social insurance taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Belgian law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN CANADA

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the federal tax consequences that may be relevant to you in your particular circumstances, and does not include any information on possible provincial or local tax consequences, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

                Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. Income and social insurance taxes will be due on the fair market value of the restricted stock on the date of grant. The value of the restricted stock will be considered as additional income and, therefore, is included in your overall income for the year when the eligible options are tendered for exchange.

         If the restricted shares are subsequently forfeited, you may not be entitled to a deduction for the loss.

         When the restrictions on the stock are lifted (i.e., the stock vests), you will not be subject to additional taxes.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, any gain will be subject to taxes a capital gain, subject to the annual exemption and any allowable capital losses. The gain will be calculated on the difference between the sale price of the shares and the fair market value of the restricted stock on the date of grant.

                Replacement SARs

         You should not be subject to tax on the exchange of eligible SARs for replacement SARs, provided that there is no difference in value between the value of the eligible SARs and the value of the replacement SARs on the date of exchange.

         You should not be subject to tax when the replacement SARs vest.

         When you decide to exercise the replacement SARs, income and social insurance taxes will be due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the replacement SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Canadian law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN DENMARK

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. The value of the restricted stock will be subject to income and social insurance taxes.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will not be subject to additional taxes.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain from the sale of the stock will be subject to tax, provided that the gain exceeds the applicable annual exemption amount. The gain is calculated as the difference between the sales price of the stock and the value of the restricted stock on the grant date. The gain will be subject to tax as follows:

         If you have owned the stock for less than three years since the date of grant of the restricted stock, any capital gains will be subject to tax as capital income. If you make a capital loss, the loss may only be set off against capital gains on other shares owned for less than three years and may be carried forward to subsequent tax years.

         If you have owned the stock for three years or more since the date of grant of the restricted stock, any capital gains will be subject to tax as share income.

Replacement SARs

         You will be subject to tax on the exchange of eligible SARs for replacement SARs. Upon the grant of the replacement SARs, the value of the replacement SARs will be subject to income and social insurance taxes.

         When you decide to exercise the replacement SARs, income and social insurance taxes will be due on the difference between the spread (i.e., the difference between the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR) and the value of the replacement SARs at the date of grant.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Danish law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

TAX ADDENDUM FOR EMPLOYEES IN FINLAND

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You may be subject to tax on the exchange of eligible stock options for restricted stock. If the restricted stock is taxable, income and social insurance taxes will be due on the difference between the fair market value of the restricted stock on the date of grant and the value of any consideration paid for the eligible stock options. This benefit will be considered as additional income and, therefore, is included in your overall income for the year in which the eligible options are exchanged.

         If the restricted stock is not considered taxable on the exchange, you will be subject to tax on the restricted stock when the restrictions are lifted (i.e., the stock vests). Income and social insurance taxes will be due on the difference between the fair market value of the restricted stock on the date on which the restrictions lift and the value of any consideration paid for the eligible stock options. This benefit will be additional income and, therefore, is included in your overall income for the year in which the restrictions on the stock are lifted.

         The fair market value of the restricted stock is includable in the calculation of your net wealth for the purposes of the Finnish net wealth tax.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, any gain will be taxable as a capital gain. The gain or loss is calculated by deducting the original value of the shares that was subject to tax (as set out above) from the sales price of the shares.

Replacement SARs

         You may be subject to tax on the exchange of eligible SARs for replacement SARs. If the benefit is taxable, income and social insurance taxes will be due on the difference between the fair market value of the replacement SARs on the date of grant and the value of any consideration paid for the eligible SARs. This benefit will be additional income and, therefore, is included in your overall income for the year in which the eligible SARs are exchanged.

         If the benefit is taxable upon the grant of the replacement SARs, you will be subject to additional tax when you decide to exercise the replacement SARs. Income and social insurance taxes will be due on the difference between the spread (i.e., the difference between the fair market value of Georgia-Pacific common stock on the exercise date of the replacement SAR and the exercise price of the replacement SAR) and the value of the replacement SARs at the date of grant.

         If the benefit is not considered to be taxable upon the grant of the replacement SARs, you will also be subject to tax on the replacement SARs when you decide to exercise the SARs. Income and social insurance taxes will be due on the difference between the fair market value of Georgia-Pacific common stock on the exercise date of the replacement SAR and the exercise price of the replacement SARs.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Finnish law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN FRANCE

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You may be subject to tax on the exchange of eligible stock options for restricted stock. Income and social insurance taxes may be due on the difference (if any) in value between the value of the eligible options and the value of the restricted stock. If the benefit is considered to be taxable, this benefit will be considered as additional salary and, therefore, is included in your overall income for the year in which the eligible options are tendered for exchange.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will be subject to income and social insurance taxes on the fair market value of the shares on the date on which the restrictions lift. This income is considered additional salary and, therefore, is included in your overall income for the year in which the restrictions on the stock are lifted.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain or loss will be taxable or deductible as a capital gain or capital loss.

Replacement SARs

         You may be subject to tax when the replacement SARs are granted. Income and social insurance taxes may be due on the difference (if any) in value between the value of the eligible SARs and the value of the replacement SARs. If the benefit is considered to be taxable, this benefit will be considered as additional salary and is therefore included in your overall income for the year when the eligible SARs are tendered for exchange.

         When you decide to exercise the replacement SARs, income and social insurance taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by French law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN GREECE

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but its merely intended to alert you to some of the tax information you may want to consider in making your decision.

                Restricted Stock

         You will not be subject to tax on the exchange of eligible stock options for restricted stock.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will also not be subject to any taxes.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the whole amount of the sale proceeds will be subject to Greek transfer tax.

                Replacement SARs

         You will not be subject to tax on the exchange of eligible SARs for replacement SARs.

         When you decide to exercise the replacement SARs, income taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional income and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Greek law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN HONG KONG

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

                Restricted Stock

         You will not be subject to tax on the exchange of eligible stock options for restricted stock.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will be subject to Hong Kong salaries tax on the fair market value of the restricted stock on the date on which the restrictions on the restricted stock are lifted. This income will be considered additional salary and, therefore, is included in your overall income for the year when the restrictions on the stock are lifted.

         No tax is payable on capital gains in Hong Kong. Therefore, if you continue to hold the stock after the restrictions are lifted and subsequently sell the shares, any gain will not be taxable and any loss will not be deductible.

                Replacement SARs

         You will not be subject to tax on the exchange of eligible SARs for replacement SARs.

         When you decide to exercise the replacement SARs, you will be subject to Hong Kong salaries tax on any difference between the fair market value of Georgia-Pacific common stock on the date of exercise of the replacement SARs and the fair market value of Georgia-Pacific common stock on the date of grant of the replacement SARs. This income is considered additional salary and, therefore, is included in your overall income for the year in which the replacement SARs are exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Hong Kong law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

                Withholding and Reporting

         Under current Hong Kong tax laws, no withholding will occur at the date of the exchange, the vesting of the restricted stock or exercise of the replacement SARs. Georgia-Pacific will report the taxable benefits arising to you from the vesting of the restricted stock and the exercise of the replacement SARs in the course of making its usual return of remuneration to the Hong Kong tax authorities. It is your obligation to pay any such taxes arising.

ADDENDUM FOR EMPLOYEES IN IRELAND

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

                Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. Capital gains tax will be due on the difference between the market value of the eligible options on the date that they were granted to you and the market value of the restricted stock on the date of exchange, subject to the annual exemption and any allowable capital losses. Any such gain will be included in your overall capital gains for the year when the eligible options are tendered for exchange.

         Income and social insurance taxes may also be due on the difference (if any) in value between the value of the eligible options and the value of the restricted stock at the date of the exchange.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will not be subject to additional tax.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain will be taxable as a capital gain, subject to the annual exemption and any allowable capital losses. The gain will be calculated on the difference between the sale price of the restricted stock and the fair market value of the eligible stock options on the date of exchange. Any such gain will be included in your overall capital gains for the year when you sell the restricted stock.

                Replacement SARs

         You may be subject to tax on the exchange of eligible SARs for replacement SARs. Capital gains tax may be due on the difference between the market value of the eligible SARs on the date that they were granted to you and the market value of the replacement SARs on the date of exchange, subject to the annual exemption and any allowable capital losses. Any such gain will be included in your overall capital gains for the year when the eligible SARs are tendered for exchange.

         When you decide to exercise the replacement SARs, you will be subject to tax as follows:

         If you were subject to capital gains tax on the grant of the replacement SARs, you will be subject to capital gains tax when you decide to exercise the replacement SARs. The gain will be calculated on the difference between the amount of the cash payment received by you when you exercise the replacement SARs and the market value of the replacement SARs on the date of exchange.

         If you were not subject to capital gains tax on the grant of the replacement SARs, income and social insurance taxes will be due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. To the extent that you exercise your replacement SARs on or after June 30, 2003, you must account for income taxes within a period of 30 days of the exercise at the higher rate of income tax in force for the tax year in which the replacement SARs are exercised, accompanied by a prescribed tax return.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Irish law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN ITALY

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will not be subject to tax on the exchange of eligible stock options for restricted stock.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will be subject to income and social insurance taxes on the fair market value of the shares on the date on which the restrictions lift, unless an available tax exemption applies. This income is considered additional salary and, therefore, is included in your overall income for the year in which the restrictions on the stock are lifted.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain will be subject to tax as a capital gain.

Replacement SARs

         You will not be subject to tax on the exchange of the eligible SARs for replacement SARs.

         When you decide to exercise the replacement SARs, you will be subject to tax, unless an available tax exemption applies. Income and social insurance taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Italian law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

Exchange Controls

         If you make or receive a cross-border payment or transfer of cash or securities exceeding €10,329, a report of the transaction should be made to the Italian tax authorities by either the Italian financial intermediary involved in the transfer, or by you in your annual tax return.

ADDENDUM FOR EMPLOYEES IN JAPAN

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options previously granted to you, in exchange for restricted stock. The restricted stock will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

         You will not be subject to tax on the exchange of eligible stock options for restricted stock.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will be subject to income and social insurance taxes on the fair market value of the shares on the date on which the restrictions lift. This income is considered additional income and, therefore, is subject to tax at your marginal tax rate and is included in your overall income for the year in which the restrictions on the stock are lifted.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain or loss will be taxable as a capital gain or deductible as a capital loss. The gain will be calculated on the difference between the sale price of the shares and the fair market value of the shares on the date on which the restrictions were lifted.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Japanese law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN LUXEMBOURG

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible SARs previously granted to you in exchange for replacement SARs. The replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

         You will not be subject to tax on the exchange of the eligible SARs for replacement SARs.

         When you decide to exercise the replacement SARs, you will be subject to income and social insurance taxes on any difference between the fair market value of the Georgia-Pacific common stock on the date of exercise of the replacement SAR and the exercise price of the replacement SAR.

         Please note that tax laws change frequently and vary with your individual circumstances. Also please note that the offer to exchange is not governed by Luxembourg law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN MEXICO

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May [7], 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs to be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific 1997 Long Term Incentive Plan and the Georgia-Pacific Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. Income taxes will be due on any difference in value between the amount you paid for the eligible options and the market value of the restricted stock on the date of exchange. Any such benefit will be included in your overall income for the year when the eligible options are tendered for exchange.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will not be subject to additional taxes.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, the gain will be taxable as a capital gain.

Replacement SARs

         You will be subject to tax on the exchange of eligible SARs for replacement SARs. Income taxes will be due on any difference in value between the amount you paid for the eligible SARs and the market value of the replacement SARs on the date of exchange. Any such benefit will be included in your overall income for the year when the eligible options are tendered for exchange.

         When you decide to exercise the replacement SARs, income taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Mexican law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN THE NETHERLANDS

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. The amount that is subject to tax will depend upon whether you tender vested stock options or unvested stock options in exchange for restricted stock.

         Upon the exchange of vested stock options for restricted stock you will be taxed on the fair market value of the restricted stock on the exchange date less the fair market value of your stock options on the exchange date. Upon the exchange of unvested stock options for restricted stock you will be taxed on the fair market value of the restricted stock on the exchange date.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will not be subject to additional tax. The fair market value of the restricted stock is includable in the calculation of your average net investment assets for the purposes of the Netherlands’ fixed yield tax.

         When you sell the restricted stock, provided that you hold less than a 5% interest in Georgia-Pacific common stock as a private investment, you will not be subject to tax on any capital gain.

Replacement SARs

         You will not be subject to tax on the exchange of your SARs for replacement SARs. You will be subject to tax when you exercise the replacement SARs. Income taxes will be due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Dutch law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

Exchange Controls

         If you are a resident of the Netherlands, you must report payments equal to or above €50,000 to the Dutch Central Bank.

ADDENDUM FOR EMPLOYEES IN SPAIN

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. Income and taxes will be due on any the value of the restricted stock on the date of grant. This benefit will be considered as additional salary and, therefore, is included in your overall income for the year when the restricted stock is granted to you.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will not be subject to additional tax.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, any gain will be subject to tax as a capital gain. The gain is equal to the difference between the sales price of the stock and the value of the stock when it was acquired.

Replacement SARs

         You will not be subject to tax on the exchange of eligible SARs for replacement SARs.

         When you decide to exercise the replacement SARs, income taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Spanish law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

Exchange Controls

         If you accept the offer to exchange, because the restricted stock will be held by a custodian located outside Spain, you are required to file a form with the Spanish General Directorate of Commerce and Investments on an annual basis for the period during which you hold the restricted stock.

ADDENDUM FOR EMPLOYEES IN SWEDEN

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible SARs previously granted to you in exchange for replacement SARs. The replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

         The exchange of the eligible SARs for replacement SARs will not result in any tax consequences.

         When the replacement SARs vest, you will be subject to income and social insurance taxes on any increase in the fair market value of Georgia-Pacific common stock between the date of grant and the vesting date. This taxable benefit is considered additional salary and, therefore, is included in your overall income for the year in which the SARs vest. When you decide to exercise the replacement SARs, any increase in the fair market value of Georgia-Pacific common stock between the vesting date and the exercise date is subject to tax as income from capital.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Swedish law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

Exchange Controls

         Currency transactions in excess of SEK 100,000 in connection with the exercise of a SAR must be reported to the Swedish tax authorities and the Swedish Central Bank by the bank that forwards the payment.

ADDENDUM FOR EMPLOYEES IN SWITZERLAND

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible SARs previously granted to you in exchange for replacement SARs. The replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

         The exchange of the eligible SARs for replacement SARs will not result in any tax consequences.

         When you choose to exercise the replacement SARs, income and social insurance taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by Swiss law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.

ADDENDUM FOR EMPLOYEES IN THE UNITED KINGDOM

         Pursuant to the terms and conditions of the offer to exchange made by Georgia-Pacific dated May 7, 2003, you are being provided with an opportunity to tender eligible options and eligible SARs previously granted to you, in exchange for restricted stock and replacement SARs. The restricted stock and replacement SARs will be granted on, or as promptly as practicable after, the exchange date, pursuant to the terms of the offer to exchange and the terms of the Georgia-Pacific Corporation Long Term Incentive Plan and the Georgia-Pacific Corporation Long Term Appreciation Plan.

Tax Information

         This summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax information you may want to consider in making your decision.

Restricted Stock

         You will be subject to tax on the exchange of eligible stock options for restricted stock. Income taxes will be due on any difference in value between the amount you paid for the eligible options and the fair market value of the restricted stock at the date of exchange. Any such benefit will be included in your overall income for the year when the eligible options are tendered for exchange. Social security contributions also may be payable on the benefit depending upon the dates that the stock options were granted.

         When the restrictions on the restricted stock are lifted (i.e., the stock vests), you will be subject to income and social insurance taxes on any difference in the fair market value of the shares on the date on which the restrictions lift and the value of the eligible options given in exchange for the restricted stock. This income is considered additional salary and, therefore, is included in your overall income for the year in which the restrictions on the stock are lifted.

         If you hold the restricted stock until the restrictions are lifted and subsequently sell the shares, any gain will be subject to tax as a capital gain, subject to the annual exemption and any allowable capital losses. The gain will be calculated on the difference between the sale price of the shares and the fair market value of the shares on the date on which the restrictions were lifted. Taper relief may also be available.

Replacement SARs

         You may be subject to tax when the replacement SARs are granted. Income and social insurance taxes may be due on any difference in value between the value of the eligible SARs and the value of the replacement SARs.

         When you decide to exercise the replacement SARs, income and social insurance taxes are due on any difference in the fair market value of Georgia-Pacific common stock on the date of exercise of the SAR and the exercise price of the SAR. This income is considered additional salary and, therefore, is included in your overall income for the year in which the SAR is exercised.

         Please note that tax laws change frequently and vary with your individual circumstances. Also, please note that the offer to exchange is not governed by English law. Please consult a tax advisor to determine the tax considerations relevant to your participation in the offer.